UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Santander Consumer USA Holdings Inc.

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Santander

CONSUMER USA

2017 PROXY STATEMENT

for Annual Meeting of Stockholders

CONSUMER USA	1601 Elm St. Suite 800 Dallas, Texas 75201 | 214.634.1110

April 28, 2017

Dear Stockholders,

Thank you for your interest in Santander Consumer USA (“SC” and the “Company”). We are proud to lead this dynamic, disciplined and maturing company, which has been a leader in automotive finance for nearly two decades. You are invited to attend the Annual Meeting of Stockholders on Monday, June 12, 2017. The Annual Meeting will begin promptly at 3 p.m., local time, at 1601 Elm Street, Suite 800, Dallas, Texas 75201.

Throughout its evolution, SC has remained a sustainable and profitable business. At the heart of the Company philosophy is our disciplined approach to the market, and ensuring that we have a Simple, Personal and Fair framework for our customers, employees and constituents.

Santander Consumer USA continues to deliver strong, stable performance through cycles, which is largely attributable to seven differentiators:

»	Compliance, consumer and employee focused culture

»	Data-driven underwriting discipline

»	Strong and growing capital base

»	Deep, sustained and diverse access to funding

»	Banco Santander S.A. ownership and support

»	Largest provider for Fiat Chrysler (FCA)

»	Efficient, scalable, technology-driven platform

Santander Consumer USA remains focused on our four business pillars – vehicle finance, servicing loans for others, funding and liquidity, and instilling a culture of compliance. In the past year, SC balanced efficiency and disciplined underwriting while working to maximize volume and profitability. We continued to leverage scale and technology for our loan platforms and portfolios. We maintained leadership in the ABS markets while optimizing diverse sources of liquidity. And we made significant progress in strengthening the Company’s compliance and risk management processes.

We are optimistic about SC’s prospects for 2017 as our fundamentals continue to strengthen, and we remain committed to better serving our customers and creating value for all our stakeholders.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you attend the Annual Meeting in person you will have the opportunity to revoke your proxy and vote your shares in person. This proxy statement is also available at http://www.proxypush.com/SC.

We gratefully acknowledge your continuing interest in Santander Consumer USA, and we hope you will attend the Annual Meeting.

Sincerely,

	William Rainer Chairman of the Board	Jason Kulas
President and Chief Executive Officer

CONSUMER USA	1601 Elm St. Suite 800 Dallas, Texas 75201 | 214.634.1110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Santander Consumer USA Holdings Inc. will be held at 1601 Elm Street, Suite 800, Dallas, Texas 75201, at 3 p.m., local time, on June 12, 2017 for the following purposes:

1.	To elect 12 directors to the Board of Directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and

3.	To transact any business as may properly come before the Annual Meeting in accordance with the terms of our Third Amended and Restated Bylaws.

The Board of Directors has fixed the close of business on April 13, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Christopher Pfirrman

Chief Legal Officer, General Counsel and Corporate Secretary

April 28, 2017

SC 2017 Proxy Statement	1

PROXY SUMMARY

2017 PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER. PLEASE READ THE ENTIRE PROXY STATEMENT CAREFULLY BEFORE VOTING.

Important Terms

»	“Board” – the Board of Directors of SC

»	“Common Stock” – shares of SC common stock, par value $.01 per share

»	“Company”, “us”, “we”, “our” and “SC” – Santander Consumer USA Holdings Inc. and, where appropriate, Santander Consumer USA Holdings Inc. and its subsidiaries

»	“PwC” – PricewaterhouseCoopers LLP

»	“Santander” and “SAN” – Banco Santander, S.A.

»	“SBNA” – Santander Bank, N.A., a subsidiary of SHUSA and an affiliate of SC

»	“SHUSA” – Santander Holdings USA, Inc., SC’s majority stockholder and a subsidiary of Santander

Your Vote

Your vote is very important. The Board is requesting you to allow your Common Stock to be represented at our 2017 annual meeting by proxies named on the proxy card.

This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. This Proxy Statement is being sent to our stockholders on or about April 28, 2017.

How to Vote

You may vote your shares prior to the Annual Meeting via the Internet, by telephone or by mail.

INTERNET	TELEPHONE	MAIL

Go to www.proxypush.com/sc	Dial toll-free 855-782-8499	Mark, sign and date your
You will need the control number included in your Proxy Card/Voting Instruction Form.	You will need the control number included in your Proxy Card/Voting Instruction Form.	Proxy Card/Voting Instruction Form and return it in the postage-paid envelope provided.

SC 2017 Proxy Statement	1

PROXY SUMMARY

Summary of Voting Items and Voting Recommendations

PROPOSALS	BOARD RECOMMENDATION

ITEM 1. Election of Directors (Page 6)

We are asking stockholders to vote on each director nominee to the Board named in the Proxy Statement. The Board and the Executive Committee believe that each director nominee has the qualifications, experience and skills necessary to represent stockholders through service on the Board.

FOR ALL

ITEM 2. Ratification of Appointment of Independent Registered Public Accounting Firm (Page 23)

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Audit Committee and the Board believe that the continued retention of PwC to serve as the independent auditor is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of PwC.

FOR

Nominees for Election as Directors

The Board recommends a vote FOR the election of each of the following nominees for director:

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP
William Rainer	70	2015	●	Board Chair, EC (Chair)
Stephen A. Ferriss	71	2013	●	Board Vice Chair, CC (Chair), AC, EC
José Doncel	56	2015		---
Brian Gunn	44	2015		RC
Victor Hill	53	2015		RCOC, RC
Edith E. Holiday	65	2016	●	CC, RCOC
Mark P. Hurley	58	2016	●	RC (Chair), AC, RCOC
Jason A. Kulas	46	2015		EC
Javier Maldonado	54	2015		CC, EC, RCOC
Robert J. McCarthy	63	2015	●	RCOC (Chair), AC, CC
William F. Muir	62	2016	●	AC (Chair), RC
Scott Powell	55	2016		---

AC: Audit Committee, CC: Compensation Committee, EC: Executive Committee, RC: Risk Committee, RCOC: Regulatory and Compliance Oversight Committee

2	SC 2017 Proxy Statement

PROXY SUMMARY

2016 BUSINESS HIGHLIGHTS

» Total auto originations of $22 billion » More than 900,000 units originated » Largest provider for Fiat Chrysler (FCA)

»  More than $38 billion in committed liquidity

»  Santander support totaling $6.3 billion

»  Issued and sold $8.3 billion in bonds across three distinct platforms

»  Two new revolving warehouse facilities established, including one new lender

»  Formed Office of Consumer Practices

»  Real-time call monitoring rolled out for all inbound/ outbound call center lines

»  Launched Ideas Into Action campaign to encourage employees to submit ideas to improve process and better serve customers

» Totaled $12 billion » Servicing fee income of $156 million

SC 2017 Proxy Statement	3

PROXY SUMMARY

Governance Highlights

Annual election of all directors
Annual evaluation of CEO by Board
Annual Board and Committee self-evaluations and annual individual director evaluations
Strong Board providing challenge to management opinions
Strong independent Chairman of the Board
Orientation program for new directors and continuing education for all directors
Robust stock ownership guidelines for independent directors
Strong risk oversight by full Board and Board Committees
Regular executive sessions of non-management directors

Compensation Program

Our executive compensation program is designed to reinforce the link between the long-term interests of our executive officers and our stockholders. A significant portion of our executive officers’ incentive compensation is deferred and payable in SC shares, and therefore, directly aligned with the Company’s performance, including total stockholder return.

ELEMENT	KEY CHARACTERISTICS	PURPOSE
Base Salary	Fixed cash compensation component, reviewed at least annually, that reflects the executive’s position, responsibilities, qualifications, tenure and contributions to the Company	Offers security for executives and allows the Company to maintain a stable management team
Annual Incentive Award Program	Comprised of both short-term and long-term incentives; a significant portion of annual bonuses are deferred and half are payable in cash and half are payable in SC equity awards	Designed to motivate and reward the achievement of Company and individual performance goals, appropriately balance compensation risk and align management and stockholder interests
Retirement Benefits; Welfare Benefits; Perquisites	Indirect compensation consisting of a retirement plan, health and welfare plans and minimal perquisites	Provides executives with security during employment and into retirement and promotes employee health, which assists in the retention of our executives

4	SC 2017 Proxy Statement

PROXY SUMMARY

Key Features of our Compensation Program

Tie annual incentive compensation to the achievement of meaningful Company and individual performance goals
Subject a significant portion of annual incentive compensation to deferral
Pay a significant portion of annual incentive compensation in SC stock
Subject Omnibus Incentive Plan awards to “double-trigger” change in control vesting
Subject incentive compensation to a robust malus and clawback policy
Condition a significant portion of compensation on the acceptance of confidentiality, non-compete, non-solicit and other restrictive covenants
Use a prominent independent compensation consultant
Use a representative and relevant peer group
Structure performance-based compensation to be tax-deductible where appropriate
Impose annual limits on non-employee director compensation
Maintain independent non-employee director stock ownership guidelines
Conduct a robust annual compensation risk assessment
Do not reprice underwater stock options
Do not grant discounted stock options
Do not allow hedging or pledging of SC stock by executive officers or directors

Awarded 2016 Total Direct Compensation

The amounts reported as Awarded Total Direct Compensation below differ from the amounts determined under SEC rules as reported for 2016 in the Summary Compensation Table set forth on page 41 of this Proxy Statement. The table below is a supplement to–not a substitute for–the Summary Compensation Table.

NAME AND PRINCIPAL POSITION	SALARY ($)	ANNUAL BONUS(1)
		SHORT-TERM INCENTIVE		LONG-TERM INCENTIVE(2)		SIGN-ON/RETENTION BONUS(2)		AWARDED TOTAL DIRECT COMPENSATION ($)
		CASH ($)	RSUS ($)	CASH ($)	RSUS ($)	CASH ($)	RSUS ($)
Jason Kulas President and CEO	1,800,000	491,750	491,750	491,750	491,750	—	—	3,767,000
Ismail Dawood CFO	724,750	420,450	420,450	280,300	280,300	1,221,555	—	3,347,805
Richard Morrin COO	531,923	214,500	214,500	143,000	143,000	—	480,000	1,726,923
Kalyan Seshan CRO	665,000	193,500	193,500	129,000	129,000	—	—	1,310,000
Christopher Pfirrman CLO and General Counsel	649,418	156,000	156,000	104,000	104,000	300,000	300,000	1,769,418

(1) Amounts include the annual bonus earned in 2016 and awarded in 2017.

(2) Subject to future vesting and forfeiture conditions.

SC 2017 Proxy Statement	5

CORPORATE GOVERNANCE - PROPOSAL 1: ELECTION OF GOVERNANCE

CORPORATE GOVERNANCE

Proposal 1: Election of Directors

WHAT YOU ARE VOTING ON:

At the 2017 Annual Meeting, 12 directors are to be elected to hold office until the 2018 Annual Meeting and until their successors are elected and qualified, or until the directors either resign or are removed from office.

Introduction

As of the date of our Annual Meeting, the Board will consist of 12 members. The current members are José Doncel, Stephen A. Ferriss, Brian Gunn, Victor Hill, Edith E. Holiday, Mark P. Hurley, Jason A. Kulas, Javier Maldonado, Robert J. McCarthy, William F. Muir, Scott Powell and William Rainer. Each member of our Board is also a member of the board of directors of Santander Consumer USA Inc., an Illinois corporation, a wholly-owned subsidiary of SC (“SC Illinois”).

SHUSA has the right to nominate eight members of the Board. See “Corporate Governance — Nomination of Directors.” SHUSA has nominated Mr. Doncel, Mr. Ferriss, Mr. Gunn, Mr. Hill, Mr. Kulas, Mr. Maldonado, Mr. Powell and Mr. Rainer for election to the Board. The Board has nominated Ms. Holiday, Mr. Hurley, Mr. McCarthy and Mr. Muir for election to the Board. The Board has determined that Mr. Ferriss, Ms. Holiday, Mr. Hurley, Mr. McCarthy, Mr. Muir and Mr. Rainer are independent directors.

Each of the directors elected at the Annual Meeting will be elected for a one-year term which expires at the next Annual Meeting and will serve until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal.

Information Concerning the Nominees

Biographical information for each nominee for election to the Board appears below. The information is based entirely upon information provided by the respective nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

6	SC 2017 Proxy Statement

CORPORATE GOVERNANCE - PROPOSAL 1: ELECTION OF GOVERNANCE

JOSÉ DONCEL	DIRECTOR SINCE: 2015 AGE: 56

EXPERIENCE

Mr. Doncel has served as a senior executive of Santander and predecessor companies since 1993, most recently as Senior Executive Vice President and Director of the Accounting and Control Division since October 2014, as Senior Executive Vice President and Director of the Corporate Division of Internal Audit from June 2013 to October 2014, and as Senior Executive Vice President and Director General of the Retail Banking Management Control Area from April 2013 to June 2013. He was previously employed by Arthur Andersen Auditores, S.A., Division of Financial Institutions. Mr. Doncel is currently a member of the boards of directors of SHUSA and SBNA. He is also chairman of the boards of directors of Banco de Albacete, S.A., Administración de Bancos Latinoamericanos Santander, S.L., Grupo Empresarial Santander, S.L., Santander Investment I, S.A., and Ablasa Participaciones, S.L., and a member of the boards of directors of Santander Holding Internacional, S.A., Santusa Holding, S.L, Ingeniería de Software Bancario, S.L., Geoban, S.A. and Produban Servicios Informáticos Generales, S.L. Mr. Doncel holds a degree in economic and business sciences from the Universidad Complutense de Madrid. Mr. Doncel has extensive experience in leadership, finance and risk management, and we believe he is qualified to serve on the Board.

STEPHEN A. FERRISS	DIRECTOR SINCE: 2013 AGE: 71
Vice-Chairman of the Board COMMITTEES » Audit » Compensation (Chair) » Executive

EXPERIENCE

Mr. Ferriss has served as a director of SHUSA since 2012 and is also the chairman of the boards of Santander BanCorp and Banco Santander Puerto Rico. Mr. Ferriss was a director of SBNA from 2012 to 2015 and was also a director of Iberchem from 2007 until 2013. Previously, he served as President and Chief Executive Officer of Santander Central Hispano Investment Services, Inc. from 1999 to 2002, and held various roles at Bankers Trust, including Managing Director and Partner of the Bankers Trust Global Investment Bank in London and New York. Prior to Bankers Trust, Mr. Ferriss spent 19 years at Bank of America. He also previously served as the senior independent director of Management Consulting Group PLC, London. Mr. Ferriss graduated from Columbia College and received a master’s degree in Latin American International Economics from Columbia University School of International and Public Affairs. Mr. Ferriss has extensive experience in management and international finance, and we believe he is qualified to serve on the Board.

SC 2017 Proxy Statement	7

CORPORATE GOVERNANCE - PROPOSAL 1: ELECTION OF GOVERNANCE

BRIAN GUNN	DIRECTOR SINCE: 2015 AGE: 44
COMMITTEES » Risk

EXPERIENCE

Mr. Gunn has served as Chief Risk Officer and Senior Executive Vice President of SHUSA since June 2015, and is a member of SHUSA’s CEO Executive Committee. In February 2016, he was named Chief Risk Officer and Senior Executive Vice President of SBNA and also serves on SBNA’s CEO Executive Committee. Prior to joining SHUSA, Mr. Gunn served as the Chief Risk Officer of Ally Financial Services from 2011 to June 2015. Prior to that role, Mr. Gunn was Chief Risk Officer of Ally’s Global Automotive Services division. Before joining Ally, he spent 10 years in a variety of risk management positions at GE Capital including Chief Risk Officer of GE Money Canada. He holds a bachelor’s degree in finance from Providence College and a master’s degree in business administration from Hofstra University. Mr. Gunn has extensive experience in risk management and finance, and we believe he is qualified to serve on the Board.

VICTOR HILL	DIRECTOR SINCE: 2015 AGE: 53
COMMITTEES » Regulatory and Compliance Oversight » Risk

EXPERIENCE

Mr. Hill has served as Managing Director and Chief Executive Officer of Santander Consumer (UK) plc (“SCUK”) since 2005. Mr. Hill has over thirty years’ experience in the UK motor finance industry, the last seventeen at the board level. He began his career with First National Motor plc (f/k/a Lombard North Central plc), where he focused on operations, in particular, customer service and collections. In 2005, he was responsible for the launch of SCUK and has led the business over the past twelve years, during which time SCUK undertook a major acquisition and integration of the auto loans portfolio from GE Capital Bank in 2009. Mr. Hill currently serves on the boards of directors of Santander Consumer (UK) Plc, Hyundai Capital UK Ltd (JV), PSA Finance UK Ltd (JV), First National Motor Plc and PSA Finance Plc. He has previously served as a director of GE Capital Bank Limited and of several companies in the Abbey National Group. Mr. Hill qualified as a Chartered Director in 2007, achieved a Fellowship of the Institute of Directors in London in 2012, and became a Qualified Mediator for Civil and Commercial Disputes in 2008. Mr. Hill has extensive experience in management and in the auto finance industry, and we believe he is qualified to serve on the Board.

8	SC 2017 Proxy Statement

CORPORATE GOVERNANCE - PROPOSAL 1: ELECTION OF GOVERNANCE

EDITH E. HOLIDAY	DIRECTOR SINCE: 2016 AGE: 65
COMMITTEES » Compensation » Regulatory and Compliance Oversight

EXPERIENCE

Ms. Holiday is a member of the boards of directors of Hess Corporation, White Mountains Insurance Group Ltd., and Canadian National Railway and is a member of the boards of directors or trustees of various investment companies in the Franklin Templeton Group of Funds, serving as Lead Director of the Templeton Funds. She also served on the boards of directors of RTI International Metals, Inc. from 1999 to 2015, and of the HJ Heinz Company from 1994 to 2013. Ms. Holiday was also the President, Secretary and Treasurer of Comcast TW Holdings, Inc. from 2006 to 2007. From 1990 to 1993, Ms. Holiday was Assistant to the President of the United States and Secretary of the U.S. Cabinet. From 1989 to 1990, she served as General Counsel of the U.S. Treasury Department, and from 1988 to 1989, she served as Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison of the U.S. Treasury Department. Prior to that, Ms. Holiday held various other positions in government and in private practice. Ms. Holiday holds a B.S. and a J.D. from the University of Florida and is a member of the State Bars of Florida and Georgia and the District of Columbia Bar. Ms. Holiday has extensive experience in legal and regulatory matters and in public service, and we believe that she is qualified to serve on the Board.

MARK P. HURLEY	DIRECTOR SINCE: 2016 AGE: 58
COMMITTEES » Audit » Regulatory and Compliance Oversight » Risk (Chair)

EXPERIENCE

Mr. Hurley co-founded Fiduciary Network, a specialty finance business focused on wealth management companies, and has served as its Chairman and Chief Executive Officer since 2006. Mr. Hurley served as Chairman and Chief Executive Officer of Undiscovered Managers, a mutual fund company that he founded, from 1997 until 2004, when it was sold to JPMorgan. He previously was a Managing Director at Merrill Lynch and a Vice President at Goldman Sachs and served as the Director of Resolutions at the Office of Thrift Supervision, U.S. Treasury Department. Mr. Hurley currently serves on the board of directors of the University of North Texas Foundation. He holds a bachelor’s degree in engineering and history from the United States Military Academy and a master’s degree in business administration from the Stanford Graduate School of Business. Mr. Hurley also was a Captain in the U.S. Army Field Artillery, serving for five years. Mr. Hurley has extensive managerial and finance experience, and we believe he is qualified to serve on the Board.

SC 2017 Proxy Statement	9

CORPORATE GOVERNANCE - PROPOSAL 1: ELECTION OF GOVERNANCE

JASON A. KULAS	DIRECTOR SINCE: 2015 AGE: 46
President and Chief Executive Officer COMMITTEES » Executive

EXPERIENCE

Mr. Kulas has served as our Chief Executive Officer (“CEO”) since July 2015 and as our President since February 2016, having previously served as our President from November 2013 to July 2015 and our Chief Financial Officer from January 2007 to July 2015. Since July 2015, he has also served as a director, having previously served on our Board from 2007 to 2012. He also served as a director of SHUSA from October 2015 to September 2016. Prior to joining us, Mr. Kulas was a Managing Director in investment banking for JPMorgan Securities, Inc., where he was employed from 1995 to 2007. He also worked previously at Dun & Bradstreet and as an adjunct professor at Texas Christian University. Mr. Kulas also currently serves on the board of directors of the nonprofit Santander Consumer USA Inc. Foundation. He holds a bachelor’s degree in chemistry from Southern Methodist University and a master’s degree in business administration from Texas Christian University. Mr. Kulas has extensive knowledge and experience in finance and in the consumer finance industry, and we believe he is qualified to serve on the Board.

JAVIER MALDONADO	DIRECTOR SINCE: 2015 AGE: 54
COMMITTEES » Compensation » Executive » Regulatory and Compliance Oversight

EXPERIENCE

Mr. Maldonado has served as Senior Executive Vice President, Global Head of Cost Control of Santander since October 2015. He has held numerous management positions at Santander and its affiliates, including Senior Executive Vice President of Santander, Head of the New General Directorate for Coordination and Control of Regulatory Projects of Santander, from September 2014 to October 2015; Executive Committee Director, Head of Internal Control and Corporate Development, for Santander (UK) plc from May 2012 to September 2014; Vice President in Charge of Closed Funds and Complaints for Banco Santander Brazil from October 2011 to April 2012; and General Manager for Santander in the Middle East from January 2011 to September 2011. Previously, Mr. Maldonado was an attorney with Baker & McKenzie and Corporate and International Law Department Head at J.Y. Hernandez-Canut Law Firm. Mr. Maldonado has served as a director of SHUSA since April 2015 and has served as vice-chairman of the board of directors of SHUSA since October 2015. He also currently serves as a director of Banco Santander Puerto Rico, Santander BanCorp and Santander Investment Securities (“SIS”). Mr. Maldonado also serves as a director of Saudi Hollandi Bank Riyadh. He holds law degrees from Northwestern University and UNED University. Mr. Maldonado has extensive knowledge and experience in international finance and legal and regulatory affairs, and we believe he is qualified to serve on the Board.

10	SC 2017 Proxy Statement

CORPORATE GOVERNANCE - PROPOSAL 1: ELECTION OF GOVERNANCE

ROBERT J. McCARTHY	DIRECTOR SINCE: 2015 AGE: 63
COMMITTEES » Audit » Compensation » Regulatory and Compliance Oversight (Chair)

EXPERIENCE

In 2014, Mr. McCarthy retired from Marriott International, Inc., where he served as Chief Operations Officer. Mr. McCarthy joined Marriott in 1975, where he served in various leadership positions, including Senior Vice President, Northeast Region from 1995 to 2000; Executive Vice President, Operations from 2000 to 2002; President, North America from 2003 to 2009; Group President from 2009 to 2011; and Chief Operations Officer from December 2011 until February 2014. Mr. McCarthy has served as Chairman of Hotel Development Partners since March 2014. He currently is a member of the Board of Trustees at Villanova University and a member of the Board of Priton, LLC. Previously, Mr. McCarthy served as a director of the ServiceSource Foundation, as a member of the board of the Autism Learning Center, as a member of the Dean’s Advisory Board at Cornell University School of Hotel Administration, as a member of the Dean’s Advisory Board at Villanova University School of Business and as a member of the board of managers at Avendra, LLC. He holds a bachelor’s degree in business administration from Villanova University and is a graduate of the Advanced Management Program at the Wharton School of Business at the University of Pennsylvania. Mr. McCarthy has extensive managerial and finance experience, and we believe he is qualified to serve on the Board.

WILLIAM F. MUIR	DIRECTOR SINCE: 2016 AGE: 62
COMMITTEES » Audit (Chair) » Risk

EXPERIENCE

In 2014, Mr. Muir retired from Ally Financial Inc. (formerly known as General Motors Acceptance Corporation (“GMAC”)), where he served as President and head of its Global Automotive Services business since 2004. In that role, he led Ally’s automotive finance, insurance, vehicle remarketing and servicing operations. Prior to that time, he served as Executive Vice President and Chief Financial Officer of GMAC from 1998 to 2004. From 1996 to 1998, Mr. Muir served as executive-in-charge of operations and then executive director of planning at Delphi Automotive Systems, a former subsidiary of General Motors (“GM”). Prior to serving at Delphi Automotive Systems, he served in various executive capacities since first joining GMAC in 1992 and also served in a number of capacities with GM since joining GM in 1983. Mr. Muir also served as Chairman of the Ally Insurance Group from 1999 to 2014 and a member of the Ally Bank board of directors from 2004 to 2014. Mr. Muir received a bachelor’s degree in industrial engineering and operations research from Cornell University in 1977. He earned a master’s degree in business administration from Harvard University in 1983. Mr. Muir has extensive experience in management, finance and the auto finance industry, and we believe that he is qualified to serve on the Board.

SC 2017 Proxy Statement	11

CORPORATE GOVERNANCE - PROPOSAL 1: ELECTION OF GOVERNANCE

SCOTT POWELL	DIRECTOR SINCE: 2016 AGE: 55

EXPERIENCE

Mr. Powell has served as the Chief Executive Officer and a director of SHUSA since March 2015, and he is a member of SHUSA’s Board Executive Committee. He has also served as Chief Executive Officer and a director of SBNA since July 2015, and he is a member of SBNA’s Board Executive Committee. Previously, Mr. Powell held numerous management roles at JPMorgan Chase & Co. and its predecessor Bank One Corporation, including Head of Banking and Consumer Lending Operations, Chief Executive Officer of Consumer Banking and Retail Investments, Head of Consumer Lending, and Chief Risk Officer, Consumer. He also spent 14 years at Citigroup and its predecessors in senior risk management positions. Most recently, before joining SHUSA, Mr. Powell was Executive Chairman of National Flood Services Inc. Mr. Powell is a director of the Phipps Houses and The End Fund in New York City. Mr. Powell graduated from the University of Minnesota and received a master’s degree in business administration from the University of Maryland. Mr. Powell has extensive experience in management, finance, risk management and consumer and auto lending, and we believe he is qualified to serve on the Board.

WILLIAM RAINER	DIRECTOR SINCE: 2015 AGE: 70
Chairman of the Board COMMITTEES » Executive (Chair)

EXPERIENCE

Mr. Rainer has extensive experience and has held numerous leadership roles in the financial services industry. From 2001 to 2004, Mr. Rainer served as the Chairman and Chief Executive Officer of OneChicago, LLC, a regulated futures exchange. He also served as the Chairman of the Commodity Futures Trading Commission from 1999 to 2001, as Chairman of the United States Enrichment Corporation from 1994 to 1998, and as Founder of Greenwich Capital Markets, Inc. from 1981 to 1988. Previously, Mr. Rainer held various leadership positions at Kidder, Peabody & Co., Inc. From July 2015 to March 2016, he served as a director of Banco Santander International (“BSI”), and from December 2015 to March 2016, he served as chairman of the board of SIS. Mr. Rainer served as director of IQ Funds, a family of closed-end mutual funds, from 2004 until 2010. From 1996 to 2000 and from 2004 to 2008, Mr. Rainer served as a trustee for Southern Methodist University. He has served as a member of the Dean’s Council of the Harvard Divinity School since 2003 and as its Chair from 2005 through June 2013. He is currently the Chairman of Shortridge Academy, Ltd. and New Braunfels Communications, Inc. Mr. Rainer received his bachelor’s degree in economics and master’s degree in business administration from Southern Methodist University. Mr. Rainer has extensive knowledge and experience in finance, regulatory affairs, and leadership of financial services firms, and we believe he is qualified to serve on the Board.

12	SC 2017 Proxy Statement

CORPORATE GOVERNANCE - DIRECTOR INDEPENDENCE

Director Independence

Because we are a controlled company, we are exempt from the requirement in the New York Stock Exchange (“NYSE”) Listed Company Rules that a majority of our directors must be independent. In addition, we are exempt from the requirements (i) that our Executive Committee (which has the responsibilities under its charter of a Nominating and Governance Committee) be composed solely of directors who meet the independence standards under the NYSE Listed Company Rules and (ii) that our Compensation Committee be composed solely of directors who meet additional, heightened independence standards under the NYSE Listed Company Rules and the rules of the Securities and Exchange Commission (“SEC”). The Company is subject to the requirement that all members of our Audit Committee satisfy independence requirements set forth under the NYSE Listed Company Rules and meet the additional criteria for independence of audit committee members set forth in Rule of 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”).

Under the NYSE Listed Company Rules, to be considered independent, the director must not have a disqualifying relationship, as defined in the NYSE Listed Company Rules; and the Board must affirmatively determine that the director otherwise has no direct or indirect material relationship with the Company. In making independence determinations, the Board complies with all NYSE and SEC criteria and considers all relevant facts and circumstances. The Board has determined that Mr. Ferriss, Ms. Holiday, Mr. Hurley, Mr. McCarthy, Mr. Muir and Mr. Rainer (the “Independent Directors”) are independent as defined by the NYSE Listed Company Rules. The Board also determined that Blythe Masters and Heidi Ueberroth, each of whom resigned from the Board during 2016, and Wolfgang Schoellkopf, who resigned from the Board in 2017, were independent as defined by the NYSE Listed Company Rules.

In assessing the independence of the Independent Directors, the Board considered, without limitation, the following transactions, relationships and arrangements:

DIRECTOR	ORGANIZATION	RELATIONSHIP	SC TRANSACTION/ RELATIONSHIP
Mr. Ferriss	SHUSA	Director	Majority Stockholder
	SBNA	Former Director	Affiliate
	Santander Central Hispano Investment Services, Inc.	Former CEO	Affiliate
	Santander BanCorp	Chairman of the Board	Affiliate
	Banco Santander Puerto Rico	Chairman of the Board	Affiliate
Ms. Holiday	SC	Independent Advisor	During 2016, SC paid Ms. Holiday $18,739 for advisory services to the Board prior to her appointment as a director.
Mr. Muir	SC	Independent Advisor	During 2016, SC paid Mr. Muir $18,739 for advisory services to the Board prior to his appointment as a director.
Mr. Rainer	BSI	Former Director	Affiliate
	SIS	Former Chairman	Affiliate

The Board has also determined that each member of the Audit Committee (Mr. Ferriss, Mr. Hurley, Mr. McCarthy and Mr. Muir) is an “audit committee financial expert” in accordance with the definition established by the SEC. Further, all of the directors, except for Mr. Kulas (the “Outside Directors”), qualify as outside directors as defined by the NYSE Listed Company Rules.

SC 2017 Proxy Statement	13

CORPORATE GOVERNANCE - BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Board Leadership Structure and Risk Oversight

The Board is responsible for the oversight of management on behalf of our stockholders. The Board and its committees meet periodically throughout the year to (i) review strategy, business and financial performance, risk and control matters, and compensation and management development, and (ii) provide guidance to and oversight of, and otherwise assess and advise, the CEO and other senior executives. The Board’s leadership structure, described below, is designed to ensure that authority and responsibility are effectively allocated between the Board and management.

The Board does not have any formal policy on whether the same person should serve as both the CEO and Chairman of the Board, as the Board believes that it should have the flexibility to make the determination of the appropriate leadership for us at any given point in time. In July 2015, the Board decided to separate the positions of Chairman of the Board and CEO. Currently, Mr. Rainer serves as the independent Chairman of our Board. We believe that having an independent Chairman can create an environment that leads to objective evaluation and oversight of management’s performance, increases management accountability and improves the ability of the Board to monitor whether management’s actions are in the best interests of all stockholders. As a result, at this time, we believe that Mr. Rainer serving as our independent Chairman enhances the effectiveness of the Board as a whole. The Board will continue to review the Board’s leadership periodically and may modify this structure from time to time if it is in the best interests of our Company and our stockholders.

The Chairman of the Board leads the Board, sets the tone for its culture and ensures its effectiveness in overseeing the Company and its management. The Chairman presides at all meetings of the Board, as well as executive sessions of outside directors and, in consultation with the CEO, other directors and management, establishes the agenda for each Board meeting. The Chairman also has the power to call special meetings of the Board. Mr. Ferriss serves as the Board’s Vice-Chairman, who acts as Chairman of the Board if Mr. Rainer is absent.

The Company has established a risk governance structure that assigns responsibility for risk management among front-line business personnel, an independent risk management function, and internal audit. According to this model, business owners maintain responsibility for identifying and mitigating the risks generated through their business activities. The Chief Risk Officer (“CRO”), who reports to the CEO and is independent of any business line, is responsible for developing and maintaining a risk framework that ensures risks are appropriately identified and mitigated, and for reporting on the overall level of risk in the Company. The CRO is also accountable to the Risk Committee and to SHUSA’s Chief Risk Officer. The CRO is charged with the implementation and execution of the enterprise risk management (“ERM”) program under the oversight of the Board and its committees.

Risk management is overseen by the Board through four standing committees: the Risk Committee, the Audit Committee, the Compensation Committee and the Regulatory and Compliance Oversight Committee, each of which is chaired by an independent director. Committee chairs are responsible for calling meetings of their committees, presiding at meetings of their committees, approving agendas and materials for their committee meetings, serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO and CRO, and working directly with the senior management responsible for committee matters. Each Board committee provides regular reports to the Board regarding matters reviewed by the Board committee.

In addition to receiving and discussing reports of risks under the purview of a particular committee, the Board monitors our risk culture and reviews specific and aggregate risks the Company faces. Further, at least annually, the Board approves, at the recommendation of the Risk Committee, a Risk Appetite Statement (a “RAS”), which defines the levels and types of risks the Company is willing to assume to achieve its business plans while controlling risk exposures within our risk capacity. In addition, the RAS establishes principles for risk taking in the aggregate and for each risk type, and is supported by a comprehensive system of risk limits, escalation triggers and control programs.

The Risk Committee is charged with responsibility for establishing governance over the ERM process, providing oversight of risk policies and risk management performance. The Risk Committee monitors our aggregate risk position and reviews reports from management on the comprehensive portfolio of risk categories and the potential impact these risks can have on our risk profile. A comprehensive risk report is submitted regularly by the CRO to the Risk Committee and to the Board providing management’s view of our risk position. Further, the Risk Committee reviews and recommends for the Board’s approval the RAS and an ERM Policy along with various sub-policies governing, without limitation, enterprise risk, credit risk, information risk, market and liquidity risk, operational risk, model risk and strategic risk. The Risk Committee also provides oversight of our impact on SHUSA’s compliance with its capital adequacy assessment process, including its Comprehensive Capital and Review (“CCAR”) submissions and resolution planning. The Risk Committee also reviews and concurs in the appointment, replacement, performance and compensation of the CRO.

The Audit Committee is charged with oversight relating to the integrity of our financial statements and financial reporting process, the integrity of our systems of internal accounting and financial controls and internal and external auditing, including the qualifications and independence of our independent registered public accounting firm. The Audit Committee oversees the performance of our internal audit function, reviews and concurs in the appointment, replacement, performance and compensation of our Chief Audit Executive and approves our internal audit function’s annual audit plan, charter, policies and budget. The Audit Committee also receives regular updates on the audit plan’s status and results including significant reports issued by our internal audit function and the status of management’s corrective actions. The Audit Committee also reviews risk management policies and procedures related to financial and accounting matters, including, without limitation, our Supplemental Statement of Ethics and Code of Ethics for the CEO and Senior Financial Officers.

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CORPORATE GOVERNANCE - BOARD COMMITTEES

The Compensation Committee works to ensure that the compensation programs covering our executives, business units and risk-taking employees appropriately balance risk with incentives such that business performance is achieved without taking imprudent or uneconomic risks. At least annually, the Compensation Committee conducts an assessment of the compensation policies and practices for our employees, including our executive officers. The assessment includes whether such compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.

The Regulatory and Compliance Oversight Committee is charged with the oversight of risk relating to the effectiveness of our compliance management system. The Regulatory and Compliance Oversight Committee also oversees our progress in remediating risks identified in risk assessment findings, internal audit findings and outstanding corrective actions identified by regulators in examination reports, enforcement actions and other communications.

In addition to the Board and Board committees, the CEO and CRO delegate risk management responsibility to management committees including the Enterprise Risk Management Committee (“ERMC”), which is co-chaired by our CEO and CRO. The ERMC is responsible for ERM governance and oversight. The ERMC maintains and monitors compliance with the RAS and the limits and escalations defined in it. The ERMC oversees implementation of risk policies across the Company with approval by the Board or the appropriate Board committee. The ERMC also reviews and reports to the Board or appropriate Board committees on key risk exposures, trends, and concentrations and significant compliance matters and provides guidance on the steps to monitor, control and report major risks.

In addition, the Asset Liability Committee (“ALCO”) is responsible for managing market, liquidity and asset and liability risks. ALCO is chaired by the CFO, and the CRO is a member of ALCO.

Board Committees

The Board has five standing committees: the Audit Committee; the Compensation Committee; the Executive Committee; the Regulatory and Compliance Oversight Committee; and the Risk

Committee. The charters for each committee may be found on SC’s website at http://investors.santanderconsumerusa.com.

NAME	AUDIT	COMPENSATION	EXECUTIVE	REGULATORY AND COMPLIANCE OVERSIGHT	RISK
Stephen A. Ferriss	●	Chair	●
Brian Gunn					●
Victor Hill				●	●
Edith E. Holiday		●		●
Mark P. Hurley	●			●	Chair
Jason A. Kulas			●
Javier Maldonado		●	●	●
Robert J. McCarthy	●	●		Chair
William F. Muir	Chair				●
William Rainer			Chair

SC 2017 Proxy Statement	15

CORPORATE GOVERNANCE - BOARD COMMITTEES

The following summarizes the membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2016.

AUDIT COMMITTEE	NUMBER OF MEETINGS IN 2016: 22
MEMBERS	AMONG OTHER THINGS, OUR AUDIT COMMITTEE:
» Mr. Muir (Chair) » Mr. Ferriss » Mr. Hurley » Mr. McCarthy	»	Reviews financial reporting policies, procedures, and internal controls.
	»	Administers the appointment, compensation, and oversight of our independent registered public accounting firm.
	»	Pre-approves audit, audit-related, and non-audit services to be performed by our independent registered public accounting firm.
	»	Reviews and approves or ratifies all related-party transactions.
	»	Oversees our internal audit function, including approval of the annual internal audit plan and the review of the performance of the Chief Audit Executive.
»

Reviews certain risk management policies and procedures, certain policies, processes, and procedures regarding compliance matters, as well as our Supplemental Statement of Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

The Board has determined that each of the members is “independent” as defined by Section 10A(m)(3) of the Exchange Act, Rule 10A-3 under the Exchange Act, and the NYSE Listed Company Rules. The Board has also determined that each of the members is “financially literate” as required by Section 303A.07 of the NYSE Listed Company Rules and an “audit committee financial expert” as defined in the SEC’s rules.

COMPENSATION COMMITTEE	NUMBER OF MEETINGS IN 2016: 18
MEMBERS	AMONG OTHER THINGS, OUR COMPENSATION COMMITTEE:
» Mr. Ferriss (Chair) » Ms. Holiday » Mr. Maldonado » Mr. McCarthy	»	Reviews and approves the compensation of the CEO and each other executive officer.
	»	Reviews and makes recommendations to the Board regarding the compensation of the Independent Directors.
	»	Approves and evaluates all compensation plans, policies and programs of the Company as they affect our directors, CEO and other executive officers.
	»	Sets performance measures and goals and verifies the attainment of performance goals under performance-based incentive compensation arrangements applicable to our executive officers.
	»	Monitors and assesses whether the overall design and performance of our compensation plans, policies and programs do not encourage employees, including our NEOs, to take excessive risk.
	»	Oversees the management development, succession planning, and retention practices for our executive officers.

The Board has determined that Mr. Ferriss, Ms. Holiday, Mr. Maldonado, and Mr. McCarthy qualify as “outside” directors within the meaning of Internal Revenue Code Section 162(m) (“Section 162(m)”). The Board has determined that Mr. Ferriss, Ms. Holiday and Mr. McCarthy are “independent” as defined by the NYSE Listed Company Rules and qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). Mr. Ferriss, Ms. Holiday and Mr. McCarthy constitute a subcommittee of the Compensation Committee when considering issues governed by Rule 16b-3.

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CORPORATE GOVERNANCE - BOARD COMMITTEES

EXECUTIVE COMMITTEE		NUMBER OF MEETINGS IN 2016: 10

MEMBERS		AMONG OTHER THINGS, OUR EXECUTIVE COMMITTEE:

» » » »	Mr. Rainer (Chair) Mr. Ferriss Mr. Kulas Mr. Maldonado	»	Acts on the Board’s behalf between Board meetings on all matters that may be lawfully delegated.
		»	Considers and recommends candidates for election to the Board.
		»	Leads the annual performance evaluations of the Board and Board committees.
		»	Reviews and advises the Board on our corporate governance.
The Board has determined that Mr. Rainer and Mr. Ferriss are “independent” as defined by the NYSE Listed Company Rules.

REGULATORY AND COMPLIANCE OVERSIGHT COMMITTEE		NUMBER OF MEETINGS IN 2016: 11
MEMBERS		AMONG OTHER THINGS, OUR REGULATORY AND COMPLIANCE OVERSIGHT COMMITTEE:
» » » » »	Mr. McCarthy (Chair) Mr. Hill Ms. Holiday Mr. Hurley Mr. Maldonado	»	Provides oversight and assesses the effectiveness of our compliance management system.
		»	Oversees our compliance function including the Chief Compliance Officer.
»

Oversees our progress in responding to internal audit findings, risk assessment findings, and outstanding corrective actions identified by regulators in examination reports, enforcement actions and other communications.

		»	Reviews our regulatory correspondence and reports received from or submitted to regulators to ensure effective communication between the Company and its respective regulators.
The Board has determined that Mr. McCarthy, Ms. Holiday and Mr. Hurley are “independent” as defined by the NYSE Listed Company Rules.

RISK COMMITTEE		NUMBER OF MEETINGS IN 2016: 21
MEMBERS		AMONG OTHER THINGS, OUR RISK COMMITTEE:
» » » »	Mr. Hurley (Chair) Mr. Gunn Mr. Hill Mr. Muir	»	Assesses and manages our enterprise risk, credit risk, market risk, operational risk, liquidity risk and other risk matters.
		»	Provides oversight of our risk governance structure in order to evaluate and control our risks, including the approval of our Risk Appetite Statement.
		»	Oversees our risk management function including the review of the performance of the CRO.
		»	Oversees and manages our activities related to capital planning and analysis.
The Board has determined that Mr. Hurley and Mr. Muir are “independent” as defined by the NYSE Listed Company Rules.

SC 2017 Proxy Statement	17

CORPORATE GOVERNANCE - DIRECTOR COMPENSATION

Director Compensation

Effective July 15, 2015, we adopted a director compensation program that provided for the following compensation for independent members of the Board of Directors:

»	An annual cash retainer of $100,000 (paid quarterly in arrears); plus

»	An annual grant of restricted stock or RSUs with a grant date fair market value equal to $50,000, vesting on the earlier of the 1st anniversary of the grant date or the 1st Annual Stockholder Meeting following the grant date (with the grant date occurring at or around the start of the applicable term of service); plus

»	$70,000 in cash annually for serving as the chair of any committee of the Board (paid quarterly in arrears); plus

»	$20,000 in cash annually for serving as a non-chair member of any committee of the Board (paid quarterly in arrears); plus
»	$600,000 in cash annually if the director also serves as the Chairman of the Board (paid quarterly in arrears).

The Compensation Committee periodically reviews the form and amount of director compensation and recommends changes to the Board, as appropriate. As a result of its review in 2016, the Compensation Committee recommended that the Board revise the independent director compensation program to reduce the additional cash retainer for the Chairman of the Board from $600,000 to $450,000. Effective October 1, 2016, the Board approved the Compensation Committee’s recommendation to reduce the additional cash retainer for the Chairman of the Board from $600,000 to $450,000. There were no other changes to the independent director compensation program in 2016.

The revised independent director compensation program was approved by our non-independent directors, who do not receive compensation for their service on the Board.

Independent Non-Employee Director Stock Ownership Guidelines

In order to align the economic interests of our independent non-management directors with those of our stockholders, the Board has determined that our independent directors should hold a meaningful equity stake in SC. To that end, our Independent Non-Employee Director Stock Ownership Guidelines (adopted by the Board in 2016) requires each of our independent directors to acquire and retain shares or share equivalents of our Common Stock with a target value not less than five times the annual equity retainer.

There is no required time period within which an independent director must attain the applicable stock ownership target. However, until the stock ownership target is achieved, the independent directors will be required to retain 100% of all shares of our Common Stock received under SC’s independent director compensation program, after taking into account any applicable taxes due on the vesting of those shares.

As of the date hereof, all directors are in compliance with the Independent Non-Employee Director Stock Ownership Guidelines.

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CORPORATE GOVERNANCE - DIRECTOR COMPENSATION

Director Compensation Table for Fiscal Year 2016

The following table provides information regarding compensation for each independent member of the Board in 2016. Under our independent director compensation program, only independent directors are compensated for their service on the Board.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS(1) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Stephen A. Ferriss	153,425	50,000(7)	—	203,425
Edith E. Holiday(2)	12,274	45,068(8)	18,739(10)	76,081
Mark P. Hurley(3)	92,826	58,219(9)	—	151,045
Blythe Masters(4)	408,016	—	3,424(11)	411,440
Robert J. McCarthy	160,000	50,000(7)	—	210,000
William F. Muir(2)	12,274	45,068(8)	18,739(10)	76,081
William Rainer	474,674	50,000(7)	—	524,674
Wolfgang Schoellkopf(5)	210,000	50,000(7)	—	260,000
Heidi Ueberroth(6)	168,856	—	16,986(11)	185,842

(1)	To align our independent directors’ compensation with stockholder interests, each independent director is granted a RSU award upon election or re-election. In 2016, except for Ms. Holiday and Mr. Muir, each RSU award was granted on November 1, 2016. The awards for Ms. Holiday and Mr. Muir were granted on December 7, 2016. Each award will vest upon the earlier of (i) the first anniversary of the grant date and (ii) the first annual stockholder meeting following the grant date. This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of our Common Stock on the applicable grant date, but excluding the effect of potential forfeitures.

(2)	Ms. Holiday and Mr. Muir were appointed to the Board on November 29, 2016.

(3)	Mr. Hurley was appointed to the Board on April 17, 2016.

(4)	Ms. Masters resigned from the Board effective July 12, 2016.

(5)	Mr. Schoellkopf resigned from the Board effective April 21, 2017.

(6)	Ms. Ueberroth resigned from the Board effective October 18, 2016.

(7)	Represents a grant of RSUs on November 1, 2016 for service as an independent director from the director’s election at the 2016 Annual Meeting of the Stockholders through the 2017 Annual Meeting of the Stockholders. The RSUs will vest on the earlier of (i) the first anniversary of the grant date and (ii) the first Annual Meeting of the Stockholders following the grant date.

(8)	Represents a grant of RSUs on December 7, 2016 for service as an independent director from the director’s appointment to the Board on November 29, 2016 through the 2017 Annual Meeting of the Stockholders. The RSUs will vest on the earlier of (i) the first anniversary of the grant date and (ii) the first Annual Meeting of the Stockholders following the grant date.

(9)	Represents a grant of RSUs on November 1, 2016, with a grant date fair market value of (i) $50,000 for service as an independent director from the director’s election at the 2016 Annual Meeting of the Stockholders through the 2017 Annual Meeting of the Stockholders and (ii) $8,219 for service as an independent director from April 17, 2016 to June 15, 2016 (the day before the 2016 Annual Meeting of the Stockholders). The RSUs will vest on the earlier of (i) the first anniversary of the grant date and (ii) the first Annual Meeting of the Stockholders following the grant date.

(10)	Represents cash paid for service as an independent contractor advisor to the board from October 24, 2016 until November 29, 2016.

(11)	Represents cash payments to compensate former directors for the pro rata portion of equity retainer earned from June 16, 2016 until their resignations from the Board.

SC 2017 Proxy Statement	19

CORPORATE GOVERNANCE - NOMINATION OF DIRECTORS

Nomination of Directors

The Shareholders Agreement, by and among SC, SHUSA, Thomas G. Dundon, and certain other holders of our Common Stock, which we refer to as the Shareholders Agreement, provides SHUSA with special rights to nominate directors to the Board of Directors. See “Related Party Transactions—Shareholders Agreement” for further information. Pursuant to the Shareholders Agreement, SHUSA is entitled to nominate eight members of our Board. The Shareholders Agreement provides further that SHUSA may remove any director nominated by SHUSA with or without cause. In addition, SHUSA has the right to designate a replacement to fill a vacancy on the Board created by the departure of a director that was nominated by SHUSA, and we are required to take all action within our power to cause such vacancy to be filled by such designated replacement (including by promptly appointing such designee to the Board).

The Shareholders Agreement provides that Mr. Dundon will serve as a member of the Board (i) so long as Mr. Dundon is the CEO of the Company or (ii) if (a) he owns at least 5% of our then-outstanding shares of Common Stock (excluding shares acquired pursuant to any equity-based compensation plan) and (b) his employment was not terminated by the Company for cause or by him without good reason (subject to certain exceptions) and he has continued to comply with certain provisions of his employment agreement with the Company. Mr. Dundon voluntarily resigned from the Board on April 1, 2016.

With respect to directors not nominated by SHUSA, the Board is responsible for selecting nominees for election to the Board by our stockholders. Generally, the Board begins identifying nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria described below. Generally, the Board identifies candidates for director nominees in consultation with sitting members of the Board and with management, through the use of search firms or other advisers, through recommendations submitted by other directors or stockholders and through such other methods as the Board deems appropriate. In identifying and evaluating a potential director nominee, the Board considers, among other things, the following factors:

»	Our needs with respect to the particular talents and experience of our directors;

»	The nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

»	Whether the nominee is independent, as that term is defined under the NYSE Listed Company Rules;

»	The familiarity of the nominee with our industry;

»	The nominee’s experience in legal and regulatory affairs;
»	The nominee’s experience with accounting rules and practices; and

»	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

In its identification and evaluation process, the Board collects information about candidates through interviews, detailed questionnaires, background checks and other means that the Board deems helpful in such process.

The Board’s goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

The Board is also committed to diversified Board membership. The Board will not discriminate on the basis of race, national origin, gender, sexual orientation, religion, or disability in selecting nominees. Diversity and inclusion are values embedded into our culture and are fundamental to our business. In keeping with those values, when assessing a candidate, the Board considers the different viewpoints and experiences that a candidate could bring to the Board and how those viewpoints and experiences could enhance the Board’s effectiveness in the execution of its responsibilities. The Board is also committed to seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. In addition, the Board assesses the diversity of the Board and committees as a part of its annual self-evaluation process.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Board may also consider such other factors as it may deem in our best interests and the best interests of our stockholders. We also believe it may be appropriate for key members of our management to participate as members of the Board.

Subject to the rights of our majority stockholder and Mr. Dundon, stockholders may nominate candidates for election to the Board. In order to nominate a candidate for election to the Board, stockholders must follow the procedures set forth in our Bylaws, including timely receipt by the Secretary of the Company of notice of the nomination and certain required disclosures with respect both to the nominating stockholder and the recommended director nominee. For complete description of the requirements and procedures for stockholder nominations, please refer to our Bylaws.

Directors may be elected by a plurality of votes cast at any meeting called for the election of directors at which a quorum is present. The presence of a majority of the holders of our Common Stock, whether in person or by proxy, constitutes a quorum. The Board did not receive any recommendations from stockholders (other than SHUSA) requesting that the Board consider a candidate for inclusion among the nominees in our Proxy Statement for this Annual Meeting. However, our policy is that we will consider any such recommendation as long as the stockholder making the recommendation provides to us the information concerning the recommended individual that is required under our Bylaws.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the date of this Proxy Statement are listed in the table below. Each executive officer, including the CEO, is elected by the Board. Each executive officer holds office until his or her successor is elected and qualified. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

NAME	AGE	POSITION
Jason A. Kulas	46	President and Chief Executive Officer
Ismail Dawood	45	Chief Financial Officer
Richard Morrin	47	Chief Operating Officer
Christopher Pfirrman	57	Chief Legal Officer and General Counsel
Kalyan Seshan	49	Chief Risk Officer
Donald Goin	46	Chief Information Officer
Mary Barnes	66	Chief Compliance Officer
Lisa VanRoekel	47	Chief Human Resources Officer

Jason A. Kulas

President and Chief Executive Officer

Mr. Kulas’s biography is included under “Corporate Governance—Proposal 1: Election of Directors—Information Concerning the Nominees” above.

Ismail Dawood

Chief Financial Officer

Mr. Dawood joined us as our Chief Financial Officer in December 2015. Prior to joining us, Mr. Dawood served as Executive Vice President and Chief Financial Officer of the Investment Services division of The Bank of New York Mellon Corporation (“BNY Mellon”) since April 2013, as Executive Vice President and Director of Investor Relations and Financial Planning and Analysis of BNY Mellon from June 2009 to March 2013 and as Senior Vice President and Global Head of Corporate Development and Strategy of BNY Mellon from November 2006 to May 2009. He also served in various senior roles at Wachovia Corporation, where he was employed from 1994 to 2006, including Managing Director of Structured Treasury Activities and Managing Director of Corporate Development. Mr. Dawood holds a master’s degree in business administration from the Wharton School of Business and a bachelor’s degree in finance from St. John’s University, Jamaica (Queens), New York and is a Chartered Financial Analyst (CFA) charterholder.

Richard Morrin

Chief Operating Officer

Mr. Morrin has served as our Chief Operating Officer since February 2016, having joined us as our Executive Vice President, New Business in August 2011. Prior to joining us, Mr. Morrin held a variety of management positions in 21 years of combined service at Ally Financial and General Motors Acceptance Corp. Most recently, he managed the commercial lending operations for Ally automotive dealers in the United States and Canada. Mr. Morrin is also a member of the board of directors of Santander Consumer International Puerto Rico, LLC, a wholly-owned subsidiary of SC Illinois (“SCI”). He holds a bachelor’s degree in economics from the University of Pennsylvania and a master’s degree in business administration from the University of Virginia.

Christopher Pfirrman

Chief Legal Officer and General Counsel

Mr. Pfirrman has served as our Chief Legal Officer and General Counsel Since September 2015. (His title changed from Senior Chief Legal Officer and General Counsel in December 2016.) He was previously employed by SHUSA, and most recently, served as Senior Executive Vice President and General Counsel of SHUSA and of SBNA from January 2012 to September 2015. He served as SBNA’s Senior Vice President and Deputy General Counsel from 2000 to January 2012, and he was an attorney in the law firm of Edwards & Angell, LLP (now Locke Lord LLP) from 1996 to 2000. He received a bachelor’s degree from Fairfield University in Connecticut and a Juris Doctorate from the College of William and Mary in Virginia. He is a member of the Massachusetts and Connecticut bars.

SC 2017 Proxy Statement	21

EXECUTIVE OFFICERS

Kalyan Seshan

Chief Risk Officer

Mr. Seshan has served as our Chief Risk Officer since September 2015. Prior to joining us, he served as Senior Vice President and Chief Risk Officer of Nationstar Mortgage from November 2013 to September 2015. Mr. Seshan was previously employed by JPMorgan Chase as Senior Vice President and Head of Default Strategies of Mortgage Capital Markets from October 2010 to November 2013; Chief Risk Officer of Mortgage Default from April 2009 to October 2010; and Chief Risk Officer of Chase Auto and Education Finance from October 2007 to April 2009. He received a master’s degree in business administration from the Indian Institute of Management and a bachelor’s degree in mathematics from Loyola College, Madras University.

Donald Goin

Chief Information Officer

Mr. Goin re-joined us as our Chief Information Officer in August 2015 having served as our Chief Information Officer from January 2003 to September 2011. He was employed by Capital One Financial Services as Digital Operations Officer from March 2014 to August 2015, by Capital One Auto Finance as Managing Vice President, Customer Operations from March 2013 to March 2014 and as Chief Information Officer from September 2011 to March 2013. Prior to joining us, he held a variety of consulting and technology management roles at Raytheon E-Systems, Southwest Airlines and IONA Technologies. He currently serves on the St. Jude Charities Technology Advisory Council. Mr. Goin pursued graduate studies at Duke University and received a bachelor’s degree in computer science from the University of Texas at Dallas. Mr. Goin served honorably in the United States Marine Corps.

Mary Barnes

Chief Compliance Officer

Ms. Barnes has served as our Chief Compliance Officer since January 2017, having joined us as our Senior Vice President, Consumer Compliance in April 2016. Previously, Ms. Barnes served as a consultant, providing compliance and risk management consulting services to large financial institutions with a special emphasis on comprehensive compliance governance, controls, assessment, mitigation and remediation, with Treliant Risk Advisors as a Senior Advisor from 2013 to 2016 and with North Highland Company as a Principal from 2011-2013. Prior to that, she served as a compliance and risk management professional with various companies, including KPMG LLP, where she was a Principal in the Risk Advisory practice, and Bank of America, where she was a Senior Vice President. Ms. Barnes earned a bachelor’s degree in industrial engineering from the University of Texas at Arlington.

Lisa VanRoekel

Chief Human Resources Officer

Ms. VanRoekel has served as our Chief Human Resources Officer since March 2016, having previously served as our Head of Human Resources from 2006 to 2009. Previously, she served as the Interim Chief Human Resources Officer of SHUSA from December 2015 to February 2016; as the Chief Human Resources Officer of SBNA from December 2013 to February 2016; and as the Deputy Managing Director, Human Resources of SBNA from July 2012 to December 2013. Ms. VanRoekel is also a member of the board of directors of SCI. She holds a bachelor’s degree and a master’s degree in journalism from East Texas State University.

22	SC 2017 Proxy Statement

AUDIT - PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT

Proposal 2:	Ratification of Appointment of Independent Registered Public Accounting Firm

WHAT YOU ARE VOTING ON: We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

Our Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The Audit Committee has appointed the accounting firm of PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Stockholder Ratification of Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017 will be presented at the Annual Meeting. Representatives of PwC are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and our stockholders’ best interests.

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter at the Annual Meeting, whether in person or represented by proxy, will approve the proposal to ratify PwC as our independent registered accounting firm for the fiscal year ending December 31, 2017.

Prior Change in Auditor

In 2015, the Audit Committee decided to open the annual independent auditor selection process to several independent registered public accounting firms, including our previous auditor, Deloitte & Touche LLP (“Deloitte”) and our current auditor PwC.

The Audit Committee, with the assistance of management, performed an evaluation of firms to determine the Company’s independent auditor for the 2016 fiscal year. As a result of this process, on December 9, 2015, the Audit Committee formally approved the engagement of PwC as our independent auditor for the fiscal year ending December 31, 2016. On December 9, 2015, we informed Deloitte that it was being dismissed as our independent auditor.

Deloitte served as our independent auditor for the fiscal years ended December 31, 2014 and December 31, 2015. The reports of Deloitte on our consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2014 and December 31, 2015 there were: (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no “reportable” events as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in our internal control over financial reporting as of June 30, 2015 in connection with the preparation and review of our Condensed Consolidated Statement of Cash Flows (“SCF”) Report and as of December 31, 2015, material weaknesses in connection with the preparation of our SCF as well as our credit loss allowance methodology, our identification of loans modified as troubled debt restructurings, our credit loss allowance models and our control environment. Information regarding the material weaknesses was described in Management’s Report on Internal Controls over Financial Reporting included in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC. Deloitte discussed these control deficiencies with the Audit Committee, and the Audit Committee authorized Deloitte to discuss such control deficiencies with PwC and to respond fully to any inquiries of PwC regarding such control deficiencies.

During our fiscal years ended December 31, 2014 and December 31, 2015, neither we, nor anyone on our behalf, consulted PwC with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated

SC 2017 Proxy Statement	23

AUDIT - AUDIT FEES AND RELATED MATTERS

financial statements, and neither a written report was provided to us nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF OUR APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following tables present fees for professional audit services rendered by PwC and Deloitte, respectively, for the audits of our annual financial statements and the effectiveness of internal controls for the years ended December 31, 2016 and 2015, and fees for other services rendered by PwC and Deloitte, respectively, during 2016 and 2015.

PricewaterhouseCoopers LLP
	2016	2015
Audit Fees(1)	$10,523,000	—
Audit-Related Fees(2)	$1,892,000	—
Tax Fees(3)	$210,000	—
All Other Fees	—	—

Deloitte & Touche LLP
	2016	2015
Audit Fees(1)	—	$5,889,452(4)
Audit-Related Fees(2)	—	$1,255,532
Tax Fees(3)	—	—
All Other Fees	—	—

(1)	Represents fees billed, or expected to be billed, for the audit of our financial statements included in our Annual Report on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting.

(2)	Represents fees billed, or expected to be billed, for assurance related services. Such services during 2016 and 2015 principally included attestation reports required under services agreements, consent to use the auditor’s report in connection with various documents filed with the SEC, comfort letters issued to underwriters for securities offerings and certain other agreed upon procedures.

(3)	Represents fees billed, or expected to be billed, for tax compliance, tax advice and tax planning.

(4)	Includes fees for services in 2016 relating to the audit of our financial statements included in our Fiscal Year 2015 Annual Report on both (i) Form 10-K, as filed with the SEC on March 31, 2016 and (ii) Form 10-K/A, as filed with SEC on October 27, 2016.

Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee has implemented procedures to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of an independent accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent accountant. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The

Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

All of the audit-related, tax and all other services provided by each of Deloitte and PwC to us in 2016 were approved by the Audit Committee by means of specific pre-approvals or pursuant to procedures established by the Audit Committee. The Audit Committee has determined that all non-audit services provided by each of Deloitte and PwC in 2016 were compatible with maintaining its independence in the conduct of its auditing functions.

24	SC 2017 Proxy Statement

AUDIT - REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

This report reviews the actions taken by our Audit Committee with regard to our financial reporting process during 2016 and particularly with regard to audited consolidated financial statements as of December 31, 2016 and 2015 and for each of the three years ended December 31, 2016.

The Audit Committee is comprised of four non-management directors. The Board has determined that each member of our Audit Committee has no material relationship with the Company under the Board’s director independence standards and that each is independent under the listing standards of the NYSE, and the SEC’s standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an “audit committee financial expert” as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board that is published on the investor relations section of SC’s website at http://investors.santanderconsumerusa.com. We annually review our written charter and our practices. We have determined that our charter and practices are consistent with the listing standards of the New York Stock Exchange and the provisions of the Sarbanes-Oxley Act of 2002.

The purpose of the Audit Committee is to assist Board oversight of (i) our independent registered public accounting firm’s qualifications and independence, (ii) the performance of the internal audit function and that of the independent registered public accounting firm, (iii) management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Company, (iv) the integrity of our financial statements, and (v) compliance with our ethical standards, policies, plans and procedures, and with laws and regulations.

We discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301(Communications with Audit Committees), including PwC’s overall audit scope and audit approach as set forth in the terms of their engagement letter; PwC’s overall audit strategy for significant audit risks identified by them; and the nature and extent of the specialized skills necessary to perform the planned audit. In addition, we monitor the audit, audit-related and tax services provided by PwC. Details of the fees paid to PwC can be found in this Proxy Statement under “Audit—Audit Fees and Related Matters”.

PwC provided us the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence), and we discussed and confirmed with PwC their independence. We have considered whether PwC’s provision of any non-audit services to us is compatible with maintaining auditor independence. We have concluded that the provision of any non-audit services by PwC was compatible with PwC’s independence in the conduct of its auditing functions.

Management is responsible for our internal control over financial reporting, the financial reporting process and our Consolidated Financial Statements. The independent auditor is responsible for performing an independent audit of our Consolidated Financial Statements and of the effectiveness of internal control over financial reporting in accordance with auditing standards promulgated by the PCAOB. Our Internal Audit Department, under the Chief Audit Executive, is responsible to the Audit Committee for preparing an annual audit plan and conducting internal audits intended to evaluate our internal control structure and compliance with applicable regulatory requirements. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing; as noted above, the Audit Committee’s responsibility is to monitor and oversee these processes.

We regularly meet and hold discussions with our management and internal auditors and with the independent auditor, including sessions with the internal auditors and with the independent auditor without members of management present. Management represented to us that our Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We reviewed and discussed our Consolidated Financial Statements with management and PwC.

We also discussed with PwC the quality of our accounting principles, the reasonableness of critical accounting estimates and judgments, and the disclosures in our Consolidated Financial Statements, including disclosures relating to significant accounting policies. Based on our discussions with our management, internal auditors and PwC, as well as a review of the representations given to us and PwC’s reports to us, we recommended to the Board, and the Board approved, inclusion of the audited Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

Submitted by the Audit Committee

of the Board of Directors:

William F. Muir, Chair

Stephen A. Ferriss

Mark P. Hurley

Robert J. McCarthy

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under The Securities Act of 1933 or Exchange Act, and shall not otherwise be deemed filed under these Acts.

SC 2017 Proxy Statement	25

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction. This Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who are included in the Summary Compensation Table of this Proxy Statement, who we collectively refer to as our “named executive officers” or “NEOs” and focuses on the information contained in the following tables and related footnotes primarily for the year 2016.

NAMED EXECUTIVE OFFICERS
NAME	TITLE
Jason A. Kulas	President and Chief Executive Officer
Ismail Dawood	Chief Financial Officer
Richard Morrin	Chief Operating Officer
Kalyan Seshan	Chief Risk Officer
Christopher Pfirrman	Chief Legal Officer and General Counsel

This CD&A explains the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy these objectives, and the policies underlying our 2016 compensation program.

We design our executive compensation program to be consistent with best practices, support our businesses in achieving their key goals and imperatives, and drive stockholder value. We believe that our pay programs, which are intended to comply with directives from our regulators, are governed by a set of sound principles and are designed to mitigate excessive risk-taking.

2016 Business Performance Highlights. With net income of $766 million and $21.9 billion in total originations, our full year 2016 financial results demonstrate our continued profitability and strong returns. Additionally, we achieved a return on average assets of 2% and a return on average equity of 15.8%, and issued $8.3 billion in securitizations.

In line with our goal of balancing risk/reward management with income and profitability, these results were accomplished while also taking a measured approach to originations in a competitive market and improving the credit quality of our balance sheet.

2016 Compensation Highlights. Our compensation decisions for 2016 reflect the direct relationship between the pay opportunities for our NEOs and performance for our stockholders. Based on our strong net income of $766 million, earned in an increasingly competitive market, the Compensation Committee approved funding of 102% of target of the SC Executive Bonus Pool (the “Bonus Pool”).

The 102% funding of the Bonus Pool was further supported by the accomplishment of key goals related to: (i) our survey and program to measure and report customer satisfaction; (ii) completion of critical regulatory, compliance and risk milestones and (iii) retention of key talent.

As part of our continual assessment and evaluation of our compensation program for NEOs, we restructured the annual bonus target opportunities for certain of our NEOs to adjust for the elimination, going forward, of the SAN Performance Awards (see “SAN Performance Awards” in this CD&A for further information regarding the elimination of such awards and the corresponding adjustments made). Additionally, we (i) extended the vesting period from three to five years for the deferred equity portion of annual incentive awards to our CEO and (ii) for each of our NEOs, except for Morrin, added performance vesting conditions for a portion of the RSUs and long-term cash granted as part of the annual incentive award for 2016. These changes further reinforce our philosophy that pay be linked to our performance in both the near- and long-term.

Key Executive Compensation Principles. The fundamental principles that we follow in designing and implementing compensation programs for our NEOs are to:

»	Attract, motivate, and retain highly skilled executives with the business experience and acumen necessary for achieving our long-term business objectives;

»	Link pay to performance and align, to an appropriate extent, the interests of management with those of our stockholders;

»	Appropriately balance risk and financial results; and

»	Support our core values, strategic mission, and vision.

We aim to provide a total compensation package that is comparable to that of other financial institutions with whom we compete for business and for talent, taking into account publicly available information provided by our independent compensation consultant. Within this framework, we consider each component of each NEO’s compensation package independently; that is, we do not evaluate what percentage each component comprises of the total compensation package. In 2016, we took into account our performance, individual performance, level of responsibility, and track record within the organization in setting each NEO’s compensation.

26	SC 2017 Proxy Statement

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

2016 Compensation Actions

How we compensated our CEO

JASON A. KULAS	AGE: 46 TITLE: President and Chief Executive Officer

INDIVIDUAL PERFORMANCE GOALS

(In addition to overall Bonus Pool objectives discussed below)

»    Financial – Achieve annual budget and maximize liquidity

»    Risk – Actively drive, support, and enforce risk management standards

»    Leadership – Set the tone for organization

2016 COMPENSATION DECISIONS

»    Base Salary – Remained at $1,800,000 for 2016, which was set effective July 1, 2015, in recognition of his promotion to CEO

»    Annual Bonus – Annual bonus award of $1,967,000 (95% of Mr. Kulas’s target bonus), provided in a mix of current and deferred cash and RSU awards

»    SAN Performance Award – 20,536 PSUs

PERFORMANCE ASSESSMENT

In addition to Mr. Kulas’s contribution toward the overall Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that Mr. Kulas:

Financial

»    Led a focused approach to market for the exit from our personal lending business, beginning with a timely sale of installment lending assets in early 2016

»    Successfully collaborated with bank and institutional debt investors to achieve continued strength in excess liquidity

»    Continued to meet specific ongoing and updated milestones to reduce intragroup debt

Risk

»    Led our active participation in the Santander US Risk and Capital Transformation (“CART”) efforts, ensuring active tracking of important deadlines and active collaboration with SHUSA on all CART projects

»    Achieved 96% on-time completion rates by our associates for regulatory compliance and risk training, directly following up with associates who were past due in order to reinforce the importance of regulatory compliance

»    Reinforced the importance of a culture of compliance and a focus on the consumer in regular town hall meetings and in all employee communications

Leadership

»    Continued to integrate the “Simple, Personal, Fair” global cultural initiative into the business

»    Enhanced communication and collaboration within and across our executive team and with Santander and SHUSA

SC 2017 Proxy Statement	27

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

How we compensated our other NEOs

ISMAIL DAWOOD	AGE: 45 TITLE: Chief Financial Officer

INDIVIDUAL PERFORMANCE GOALS	PERFORMANCE ASSESSMENT

(In addition to overall Bonus Pool objectives discussed below)

»    Meet or exceed 2016 budget for net income, accounting for non-controllable factors

»    Deliver expense management discipline

»    Remediate any identified audit/control related deficiencies within prescribed time frames

»    Establish formal financial reporting processes to ensure entire organization is operating from same set of financial information

»    Evaluate talent and finance organization and execute any needed changes in first half of 2016

»    Successfully onboard new auditors

»    Successfully partner with Risk organization on continued improvement in overall Risk and Compliance culture

2016 COMPENSATION DECISIONS

»    Base Salary – Increased from $650,000 to $724,750, per December 2016 letter agreement, to re-balance compensation

»    Annual Bonus – Annual bonus award of $1,401,500 in accordance with December 2016 letter agreement, provided in a mix of current and deferred cash and RSU awards

»    Sign-on Cash Bonus – In March 2016, Mr. Dawood received a one-time cash bonus of $1,221,555 in connection with his recruitment as CFO

In addition to Mr. Dawood’s contribution toward the overall Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that Mr. Dawood:

»    Effectively engaged and sustained regulatory interaction

»    Significantly improved our regulatory posture

»    Increased the management skill-set team through senior key hires

»    Successfully drove remediation programs against our material weaknesses

28	SC 2017 Proxy Statement

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

RICHARD MORRIN	AGE: 47 TITLE: Chief Operating Officer

INDIVIDUAL PERFORMANCE GOALS	PERFORMANCE ASSESSMENT

(In addition to overall Bonus Pool objectives discussed below)

»    Actively drive, support, and enforce risk management standards

»    Align global culture initiative to business objectives

»    Enhance/improve communications with dealerships by creating robust “Dealer Engagement Program”

»    Ensure return on asset hurdles are achieved in each origination channel

»    Ensure “Dealer Performance Management” program properly reports, analyzes, and reacts to dealerships that deliver poor performance

»    Meet or exceed 2016 budget for net income, accounting for non-controllable factors

2016 COMPENSATION DECISIONS

»    Base Salary – Increased from $520,000 to $650,000, in order to align with market

»    Annual Bonus – Annual bonus award of $715,000 (110% of Mr. Morrin’s target bonus), provided in a mix of current and deferred cash and RSU awards

»    SAN PSU Award – 5,172 PSUs

»    Special Retention Bonus – Special retention award granted in March 2016 of 54,114 RSUs (with a grant date fair value of $480,000)

In addition to Mr. Morrin’s contribution toward the overall Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that Mr. Morrin:

»    Effectively balanced risk/reward management with income and profitability

»    Provided strong engagement and interaction with multiple regulatory parties

»    Was a great collaborator; proactively brought appropriate parties together to find effective and efficient solutions to problems

»    Was a strong talent manager leader, adept at identifying talent and building/ developing effective teams

SC 2017 Proxy Statement	29

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

KALYAN SESHAN	AGE: 49 TITLE: Chief Risk Officer

INDIVIDUAL PERFORMANCE GOALS	PERFORMANCE ASSESSMENT

(In addition to overall Bonus Pool objectives discussed below)

»    Deliver on regulatory improvement goals

»    Ensure strategic plan and business strategies align to Board-approved Risk Appetite Statement and provide return on equity

»    Refine current Risk and Control Self Assessment (RCSA) program

»    Establish “Dealer Management Program”

»    Ensure liquidity and IRR is managed in accordance with regulatory expectations

»    Establish strong and effective working relationships with regulators

»    Continue to enhance risk governance and reporting principles

2016 COMPENSATION DECISIONS

»    Base Salary – Increased from $490,000 to $665,000, effective January 2016, in order to align with market

»    Annual Bonus – Annual bonus award of $645,000 (110% of Mr. Seshan’s target bonus), provided in a mix of current and deferred cash and RSU awards

»    SAN Performance Award – 5,628 PSUs

In addition to Ms. Seshan’s contribution toward the overall Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that Mr. Seshan:

»    Made significant progress on regulatory improvement goals

»    Demonstrated a balanced approach of risk and reward and ensured that appropriate risk management practices were supportive of business goals

»    Built credible relationships with regulators and worked closely with lines of businesses to resolve outstanding regulatory matters

30	SC 2017 Proxy Statement

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

CHRISTOPHER PFIRRMAN	AGE: 56 TITLE: Chief Legal Officer and General Counsel

INDIVIDUAL PERFORMANCE GOALS	PERFORMANCE ASSESSMENT

(In addition to overall Bonus Pool objectives discussed below)

»    Contribute to culture of Risk Management and Compliance functions

»    Enhance Board and management structures and policy procedures

»    Build out and oversee Consumer Practices function

»    Manage outside legal expense

»    Build and strengthen legal function to align with SC objectives

»    Coordinate SC policies and practices with SHUSA

»    Contribute towards meeting or exceeding budget for net income, accounting for non-controllable factors

2016 COMPENSATION DECISIONS

»    Base Salary – $649,418; no change from 2015

»    Annual Bonus – Annual bonus award of $520,000 (100% of Mr. Pfirrman’s target bonus), provided in a mix of current and deferred cash and RSU awards

»    SAN PSU Award – 3,118 PSUs

»    Special Retention Bonus – In accordance with a retention agreement, Mr. Pfirrman received a special retention bonus in December 2016 in the amount of $600,000, provided in a mix of current and deferred cash and RSU awards

In addition to Mr. Pfirrman’s contribution toward the overall Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that Mr. Pfirrman:

»    Led several substantial and strategic legal matters

»    Was a driving force behind significant regulatory improvements

»    Was a pragmatic business advisor and legal partner on complex commercial and regulatory issues

»    Demonstrated sound judgment and was a trusted colleague to peers in all aspects of his Chief Legal Officer role

»    Oversaw significant improvement in our governance practices

SC 2017 Proxy Statement	31

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee sets the compensation for our executive officers, including our NEOs, and has oversight of, among other things, adoption, modification, and termination of the terms of our executive equity-based incentive plan(s) (in which our NEOs participate) and approval of amounts paid to our NEOs under those plans. The Committee operates under a written charter adopted by the Board that is published on the investor relations section of our website at http://investors.santanderconsumerusa.com.

The Compensation Committee conducts an in-depth assessment of each NEO’s performance against SC and individual goals and then applies its judgment to make compensation decisions. The Committee utilizes a formula to approve a bonus pool for executive officers and certain other senior members of management (see “SC Bonus Pool” in this CD&A for further information), but does not otherwise rely on a formula or matrix to make individual compensation decisions. The Committee believes this process provides accountability for performance against SC and individual goals and enables the Committee to assess effectively the quality of the performance and leadership demonstrated by each NEO. Importantly, the Compensation Committee believes that the process also differentiates among each NEO’s performance and motivates each NEO’s short-term and long-term results as well as promotes innovation and business transformation within SC. To advise the Committee in fulfilling its duties and responsibilities, the Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) for 2016 to act as its independent consultant. Cook & Co. reports directly to the Committee and performs no other work for SC. As part of its 2016 review of Cook & Co., the Committee analyzed Cook & Co.’s independence from management and whether hiring Cook & Co. would raise a conflict of interest. The Committee performed this analysis by taking into consideration the following factors set forth in Section 303A.05 of the NYSE Listed Company Manual:

»	Any other services provided to us by Cook & Co.;

»	The amount of fees Cook & Co. received from us as a percentage of Cook & Co.’s total revenue;

»	Policies and procedures Cook & Co. utilizes to prevent conflicts of interest;

»	Any business or personal relationship of the individual compensation advisor of Cook & Co. with any member of the Compensation Committee or an executive officer of ours;

»	Any business or personal relationship of Cook & Co. with an executive officer of ours;

»	Any SC stock owned by Cook & Co. or the Compensation Committee’s individual advisor; and

»	Any business or personal relationship of Cook & Co. with an executive officer of ours.

With respect to the Compensation Committee’s evaluation of Cook & Co.’s independence, SC did not pay any fees to Cook & Co. before its appointment in October 2015, or since that time other than in connection with work performed for the Committee. The Committee determined, based on its analysis of the above factors, that Cook & Co. is independent from management and that the work of Cook & Co. and the individual compensation advisors employed by Cook

& Co. as compensation consultants to the Committee have not presented any conflict of interest.

In its role of independent compensation consultant to the Compensation Committee, Cook & Co. attended Committee meetings and provided independent advice on current trends and best practices in compensation design and program alternatives and advised on plans or practices that may improve compensation program effectiveness. Cook & Co. also evaluated our compensation practices in light of regulatory expectations and provided feedback on such regulatory expectations to the Committee. Cook & Co. may meet with our CEO regarding the compensation of our executive officers, including our NEOs, but does not meet with our CEO to discuss any aspect of his compensation.

Cook & Co. assisted the Compensation Committee by providing preliminary competitive market and industry information regarding compensation for our NEOs and executive officers for 2016. In providing such information, Cook & Co. developed a Consumer Finance peer group, composed of consumer finance companies with which SC competes directly for both business and talent, and a general Banking peer group with which we compete for talent. In determining companies for inclusion in the peer group, Cook & Co. considered comparable industry and business model and comparable size.

In reviewing NEO pay levels, the Compensation Committee considered the market data provided by Cook & Co. from both peer groups, and considered the size of the firms and the nature of their businesses in using this data.

The Compensation Committee did not aim to set target compensation at any specific positioning against the peer groups but used the peer groups as a general reference point as it made compensation decisions for our NEOs and executive officers.

The following table sets forth our Consumer Finance and Banking peer groups.

PEER GROUPS
CONSUMER FINANCE	BANKING

Ally Financial Inc.

Capital One Financial Corporation

Consumer Portfolio Services, Inc.

Credit Acceptance Corp.

Discover Financial Services

PRA Group, Inc.

Springleaf Holdings, Inc.

Synchrony Financial

BOK Financial Corporation

CIT Group Inc.

Citizens Financial

Group, Inc.

Comerica Incorporated

Fifth Third Bancorp Banks

Huntington Bancshares Incorporated

KeyCorp. Banks

Regions Financial Corporation

SunTrust Banks, Inc.

SVB Financial Group

The PNC Financial Services Group, Inc.

Zions Bancorporation

32	SC 2017 Proxy Statement

COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Consideration of Say-on-Pay Vote

The Compensation Committee values input from our stockholders on our executive compensation program and our principles and objectives when determining executive compensation. One way the Committee receives that input is through the results of an advisory stockholder vote on executive compensation (the “Say-on-Pay vote”). We hold a Say-on-Pay vote every three years, most recently in 2015, based on the preference expressed by our stockholders at our 2015 Annual Meeting. In the 2015 Say-on-Pay vote, a significant majority of our stockholders, over 85% of votes cast, approved, on an advisory basis, the compensation for our NEOs. The Committee did not take any specific actions with respect to 2017 compensation decisions for our NEOs as a result of the 2015 Say-on-Pay vote.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

Overview of Components

The Compensation Committee uses the following elements of compensation to attract and retain NEOs and maintain a stable team of effective leaders, to balance the compensation of our NEOs with the short-term and long-term objectives of SC, and to align the interests of our NEOs with the interests of all of our stockholders. For 2016, the compensation that we paid to our NEOs consisted primarily of base salary and short- and long-term incentive opportunities, as we describe more fully below. In addition, our NEOs were eligible for participation in company-wide health and welfare benefits plans, and we provided our NEOs with certain health and welfare benefits and perquisites not available to our employees generally, as we describe more fully below. The principal elements of compensation available to our NEOs in 2016 were as follows:

ELEMENT		DESCRIPTION AND PURPOSE
Base Salary	»	Fixed cash compensation component that reflects the officer’s position and responsibilities.
	»	Offers stability for NEOs and allows us to maintain a stable management team.
Annual Bonus	»	Annual bonus program designed to motivate and reward the achievement of SC and/or individual performance goals.
	»	For 2016, the Compensation Committee awarded bonuses to our NEOs based upon a bonus pool methodology adopted by the Committee.
»

The annual bonus is comprised of both short-term and long-term incentives. A portion of the bonus is deferred in cash and RSUs (as more fully described below), as part of a balanced design intended to appropriately balance compensation risk.

»

For 2016, except for Mr. Morrin, a portion of the deferred cash and RSUs are also subject to future Santander and SC performance goals to further encourage long-term, sustainable performance. Additionally, for all NEOs, payment of the deferred cash and RSUs is specifically conditioned upon the absence of several negative risk and/or legal events, including, but not limited to, any of the following: (i) material failures with respect to risk management by us and any of our affiliates; (ii) any material, negative restatement of our financial statements as a result of activities carried out on or after January 1, 2016; (iii) material breach by the NEO of any of our internal rules or regulations; or (iv) a material, negative change in our capitalization or risk profile.

Long-Term Equity-Based Incentive Compensation	»

NEOs (other than Mr. Dawood) received a grant of performance-based RSUs in 2016 under the 2015 SAN Performance Award program, which vest in March 2019 based on a scorecard of Santander performance goals. These awards are not intended to be made in future years.

»

In addition to the long-term incentive components of the annual bonus, certain of our NEOs received certain one-time retention grants of time-vesting RSUs in 2016, which generally vest over a three-year period subject to continued service (with certain exceptions).

	»	Aligns long-term NEO and stockholder interests and encourages retention.
Retirement, Health and Welfare Benefits; Perquisites	»	Provide NEOs with stability during employment and into retirement and are competitive with overall market practices.
Employment Agreements	»	Severance benefits provided to certain NEOs upon certain terminations of employment (as more fully described below).
	»	Facilitates retention of NEOs by providing income stability in the event of job loss.

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Base Salary

Base salary reflects each NEO’s level of responsibility, leadership, and tenure, as well as the Compensation Committee’s evaluation of each NEO’s contribution to the performance and profitability of SC. In establishing each NEO’s annual base salary, the Committee considered market salary data, our budget, achievement of performance objectives, and our CEO’s assessment of the other NEOs’ performance. Except for Mr. Seshan and Mr. Pfirrman, the base salaries of our NEOs were generally set in accordance with each NEO’s employment agreement. While each such NEO’s employment agreement provides for the possibility of increases in base salary, annual increases are not guaranteed.

The following table provides detail regarding each NEO’s base salary as of December 31, 2016:

NAME	BASE SALARY ($)

Jason Kulas	1,800,000

Ismail Dawood	724,750

Richard Morrin	650,000

Kalyan Seshan	665,000

Christopher Pfirrman	649,418

The Compensation Committee approved increases in base salaries for certain NEOs during 2016. For more information regarding these base salary increases, see “2016 Compensation Actions” in this CD&A.

Annual Bonuses

Introduction. For 2016, the annual compensation of our NEOs included bonus payments payable in cash and RSUs pursuant to SC’s Senior Executive Annual Bonus Plan (the “Bonus Plan”).

The Bonus Plan is intended to provide an incentive for superior work and to motivate covered key executives toward even greater achievement and business results, to tie their goals and interests to the long-term interests of our stockholders, and to enable us to attract and retain highly-qualified executives. The Bonus Plan is a bonus plan under which our executive officers, including our NEOs, will be eligible to receive bonus payments for a specified period (for example, our fiscal year). Bonuses under the Bonus Plan may be performance-based or discretionary.

Individual Bonus Targets. The Compensation Committee assigned to each NEO a target bonus award opportunity under the Bonus Plan for 2016 based on the NEO’s role and responsibilities, rate of base salary, and competitive practices at our compensation peer groups. The following table provides detail regarding each NEO’s target bonus under the Bonus Plan for performance in 2016:

NAME	TARGET BONUS ($)

Jason Kulas	2,070,000

Ismail Dawood	N/A

Richard Morrin	650,000

Kalyan Seshan	588,500

Christopher Pfirrman	519,200

Mr. Dawood’s 2016 bonus was determined under the terms of his employment agreement. We originally entered into the employment agreement with Mr. Dawood in December 2015 when he joined us. In order to recruit Mr. Dawood, his employment agreement guaranteed his annual bonus amount for 2016, and provided for an additional annual long-term RSU award valued at $330,000. In December 2016, Mr. Dawood’s employment agreement was amended to conform the structure of his compensation opportunities with certain SC and Santander policies described further below under “Form of Awards: Mix of Current and Deferred Cash and RSUs,” and to further encourage Mr. Dawood’s retention. As part of that amendment, his target bonus was increased from 110% to 140% of his base salary, and his annual long-term RSU awards were eliminated. The amount of his guaranteed bonus for 2016 was set at $1,401,500. This amount includes both the increased target bonus percentage and the value of the foregone annual long-term RSU award for 2016. Mr. Dawood’s employment agreement does not provide for a guaranteed bonus amount for 2017 or later.

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SC Bonus Pool. The Compensation Committee approved the Bonus Pool as a methodology for setting the overall funding of Bonus Plan awards with respect to 2016 for our executive officers, including our NEOs, and certain senior members of management. The target amount of the Bonus Pool is the sum of the individual target bonus amounts. The Bonus Pool methodology incorporates a balanced, “scorecard” approach that considers our financial performance against budgeted financial goals, as well as performance related to customer satisfaction, regulatory compliance, employees, and culture. The Committee approved the following metrics for the Bonus Pool for 2016:

SC BONUS POOL METRIC	WEIGHTING OF SC BONUS POOL METRIC
Results, Strategy and Customers

» Net Income for 2016 vs. budget

» Return on Risk-Weighted Assets (RoRWA) vs. budget	70%

» Implementation of comprehensive survey and program to measure and report customer satisfaction
Regulatory, Compliance and Risk

» Completion of critical milestones	20%
Employees and Culture

» Improved employee enablement	10%
» Retention of key talent (90% top-rated performers)
SHUSA Adjustment	Formulaic
Discretionary Adjustment	+/- 20%

For purposes of the 2016 Bonus Pool:

»	“Net income” is defined under U.S. GAAP.

»	“RoRWA” (or “return on risk-weighted assets”) is a non-GAAP measure and is defined as the ratio of net income to total risk-weighted assets. (Under certain banking regulators’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in our total risk-weighted assets.)

For 2016, we performed slightly below target on our net income and RoRWA goals. For purposes of the Bonus Plan:

»	Our net income for 2016 was $766 million, slightly below our 2016 budgeted net income of $775 million, and

»	Our RoRWA for 2016 was 2.05%, slightly below our 2016 budgeted RoRWA of 2.08%.

The Compensation Committee determined that we had met the goals related to:

»	Implementation of a comprehensive survey and program to measure and report customer satisfaction;

»	Completion of critical milestones; and

»	Retention of key talent.

The Compensation Committee, however, determined that SC had not met its goals regarding employee enablement.

The final calculated score of the Bonus Pool before the exercise of any discretionary adjustment was 94.7%. The Bonus Pool provides that this final calculated score be adjusted by the difference between our bonus plan score and the final score under SHUSA’s bonus plan, multiplied by 20%. SHUSA’s bonus plan score for this purpose was 102%; therefore, an adjustment of 1.5% was appropriate.

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While two of the metrics for the Bonus Pool were slightly below target and the employee enablement goal was not achieved, net income was strong in an increasingly competitive market and our NEOs made significant strides in achieving their individual goals, instilling a culture of compliance and balancing risk/reward management with income and profitability. As noted above, the

Compensation Committee may use its discretion to adjust the final Bonus Pool funding up or down by 20 percentage points in either direction. Accordingly, the Committee in its discretion determined that the Bonus Pool should be funded at 102% of target for 2016, summarized as follows:

SC BONUS POOL METRIC	RESULTS	TARGET WEIGHTING	FINAL SC BONUS POOL %
Results, Strategy and Customers
» Net Income for 2016 vs. budget	Slightly below target	70%	69.2%
» Return on Risk-Weighted Assets (RoRWA) vs. budget	Slightly below target
» Implementation of comprehensive survey and program to measure and report customer satisfaction	Goals met
Regulatory, Compliance and Risk
» Completion of critical milestones	Goals met	20%	20%
Employees and Culture
» Improved employee enablement	Goals not met	10%	5.5%
» Retention of key talent (90% top-rated performers)	Goals met
SHUSA Adjustment	Exercised	Formulaic	1.5%
Discretionary Adjustment	Exercised	+/- 20%	5.8%
		TOTAL	102%

Individual Performance Assessments and Award Determinations. As described above, our performance resulted in an approved funding of 102% of the Bonus Pool target. We multiply this bonus pool percentage by the applicable target bonus amount of each executive officer, including each NEO, to establish an initial starting point for each executive subject to the Bonus Pool.

Each executive’s award under the Bonus Plan is subject to a discretionary adjustment, either positive or negative, based on the evaluation of the executive’s performance by the Compensation Committee. In no event, however, will the aggregate total of the actual bonus amounts exceed the aggregate total of the Bonus Pool. The Committee believes that this individual performance review and discretionary adjustments serve stockholder interests by providing the Committee with a means to differentiate compensation outcomes among our NEOs based on the quality of the performance and leadership demonstrated by each NEO.

The Compensation Committee conducted a detailed evaluation and assessment of each NEO’s 2016 performance against pre-established performance measures that were tied to financial performance and strategic initiatives, including risk and compliance measures. All of our NEOs received a performance rating of meets or exceeds expectations. See

“2016 Compensation Actions” in this CD&A for the additional information on the individual performance goals and assessments.

For 2016, following the review of our performance and each NEO’s individual performance, the Compensation Committee approved awards under the Bonus Plan for each such NEO as follows:

NAMED EXECUTIVE OFFICER	2016 BONUS PLAN AWARD ($)	% OF TARGET BONUS AWARDED
Jason Kulas	1,967,000	95%
Ismail Dawood	1,401,500	N/A*
Richard Morrin	715,000	110%
Kalyan Seshan	645,000	110%
Christopher Pfirrman	520,000	100%

*	Note: Mr. Dawood’s 2016 bonus amount was determined pursuant to his employment agreement as discussed above.

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For 2016, awards under the Bonus Plan were payable in cash and RSUs as discussed below. These amounts will appear in the Summary Compensation Table of our proxy statements over several years as follows:

»	The immediately payable cash amounts of the Bonus Plan awards are reflected in the “Bonus” column of the “— Summary Compensation Table.”

»	The deferred cash amounts of the Bonus Plan awards are subject to additional vesting requirements discussed below and will be reflected in the “All Other Compensation” column of the “—Summary Compensation Table” for subsequent years to the extent earned and vested.

»	The RSU portion of the Bonus Plan awards were granted under SC’s Omnibus Incentive Plan in March 2017 (the “Omnibus Plan”) and will be reflected in the “Stock Awards” column of the “—Summary Compensation Table” for 2017.

Form of Awards: Mix of Current and Deferred Cash and RSUs. As we are a controlled company, owned indirectly by Santander, certain of our executive officers, including our NEOs, and other identified staff are subject to Directive 2013/36/EU

(“CRD IV”) promulgated by the European Parliament and Council of the European Union. Under Santander’s Management Board Compensation Policy and Identified Staff Plan, certain identified staff, including all of our executive officers and all of our NEOs, are required to defer receipt of a portion of their variable compensation (including all bonuses paid under the Bonus Plan) in order to comply with CRD IV. Ultimately, these policies are intended to ensure that annual bonus awards encourage sustainable, long-term performance consistent with our risk appetite and risk management policies and are aligned with long-term stockholder interests.

Accordingly, each NEO’s aggregate award under the Bonus Plan for 2016 was payable 50% in cash (a portion of which was paid immediately and a portion of which was deferred) and 50% in the form of stock-settled RSUs (a portion of which was vested and settled immediately and a portion of which was subject to vesting). After the shares subject to the RSUs are settled, they will remain subject to transfer and sale restrictions for one year. The following table reflects the portions of each NEO’s award for 2016 that was payable in form of cash and RSUs:

NAMED EXECUTIVE OFFICER	CASH PORTION OF 2016 BONUS AWARD ($)	RSU PORTION OF 2016 BONUS AWARD ($)
Jason Kulas	983,500	983,500
Ismail Dawood	700,750	700,750
Richard Morrin	357,500	357,500
Kalyan Seshan	322,500	322,500
Christopher Pfirrman	260,000	260,000

The portion of the total award deferred is based on Santander policies as implemented by us. Under those policies, Mr. Kulas has 50% of his Bonus Plan award deferred, and the other NEOs have 40% of their Bonus Plan awards deferred.

The deferred portion (whether cash or RSUs) becomes earned and vested annually over a vesting period of five years for Mr. Kulas and three years for the other NEOs. Generally, the executive must remain continuously employed with us through each vesting date.

For the 2016 awards, additional corporate performance goals were added in order for Mr. Kulas to earn the vesting installments in years three, four, and five, and for the other NEOs (other than Mr. Morrin) to earn the vesting installment for year three. These performance goals further encourage sustainable, long-term performance and reflect the intent to not make future grants under the SAN Performance Award program.

The performance metrics are weighted 50% towards Santander performance and 50% towards SC performance and follow a balanced, “scorecard” approach.

»	The Santander goals relate equally to (1) growth in Santander earnings per share (“EPS”) over 2015 - 2018, (2) Santander’s relative total shareholder return (“TSR”) over 2016 - 2018, (3) attainment by Santander of certain capital ratio goals by December 31, 2018, and (4) growth in Santander’s RoRWA over 2015 - 2018.

»	SC’s goals relate equally to (1) SC attaining a specified level of EPS by December 31, 2018, (2) SC’s relative TSR over 2016 - 2018, (3) SC attaining certain capital ratio goals by December 31, 2018, (4) SC attaining a specified level of return on assets by December 31, 2018, and (5) SC attaining a specified level of expense ratio by December 31, 2018.

Performance below target goals for each component result in below-target payouts, and performance below certain threshold goals will result in no payout for each component. No amount greater than the target award can be earned.

The payment of the deferred portion of the 2016 awards under the Bonus Plan is conditioned on avoidance of certain events or conduct, including: (1) our deficient financial performance; (2)

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material breach by the NEO of any of our material internal rules or regulations; (3) material negative restatement of our financial statements (other than any restatement undertaken as a result of a change in accounting standards); (4) material negative change in our capitalization or risk profile prior to the applicable settlement date; or (5) certain other detrimental conduct by the NEO. These conditions are intended to further reinforce a business culture that promotes conduct based on the highest ethical standards consistent with our risk management policies.

Our NEOs had the following amounts of their variable compensation for 2016 deferred pursuant to the design described above:

NAMED EXECUTIVE OFFICER	TOTAL AMOUNT DEFERRED ($)	CASH DEFERRED ($)	RSUs DEFERRED ($)
Jason Kulas	983,500	491,750	491,750
Ismail Dawood	560,600	280,300	280,300
Richard Morrin	286,000	143,000	143,000
Kalyan Seshan	258,000	129,000	129,000
Christopher Pfirrman	208,000	104,000	104,000

Long-Term Equity-Based Incentive Compensation

Introduction. In addition to RSUs granted as a portion of the Bonus Plan award, which are a form of long-term equity incentive, the Compensation Committee may, in its discretion, grant additional long-term incentive awards under our Omnibus Plan. These awards may be in the form of restricted stock, RSUs, stock options, or other forms of award permitted under the Omnibus Plan.

Long-term equity-based incentive compensation encourages our NEOs to create and sustain stockholder value over longer periods. In addition, long-term equity-based incentive compensation promotes retention because its full value cannot be realized until vesting occurs, which generally requires continued employment for multiple years, typically, three to five years.

2016 Awards. In March 2016, the Compensation Committee made a special retention award of RSUs to Mr. Morrin in the amount of $480,000, vesting annually over three years. The grant was part of a retention program following the transition in the executive team during 2016.

Also, in November 2016, Mr. Pfirrman received payment of a retention bonus in the amount of $600,000, payable in a mix of immediate and deferred cash and RSUs. This was part of a retention award previously granted by SHUSA and structured so as to comply with CRD-IV.

SAN Performance Awards. We previously awarded performance-based RSUs (“PSUs”) under the Omnibus Plan as part of the SAN Performance Award program. The PSUs become earned based on multi-year performance of Santander. The awards made in 2015 become earned based on Santander’s relative TSR performance over 2014 - 2017. Santander changed the design for the PSUs granted in 2016, as described in more detail below. Santander and the Compensation Committee do not intend to continue this program for future years, and as noted above this has resulted in changes to the target bonus opportunity for certain of our NEOs and a design change to RSUs granted under the Bonus Plan to include a future performance requirement for a portion of the vesting for our NEOs (except for Mr. Morrin).

Our NEOs, other than Mr. Dawood, received a grant of PSUs under the SAN Performance Award program in November 2016.

Mr. Dawood did not receive an award under the program because the awards were based on 2015 performance and his employment with us did not begin until December 2015. The following table lists the target number of PSUs granted:

NEO	PSUs GRANTED
Jason Kulas	20,536
Richard Morrin	5,172
Kalyan Seshan	5,628
Christopher Pfirrman	3,118

Under the SAN Performance Award program, the PSUs reflected in the chart above will become vested in March 2019 based on the achievement of a range of performance goals by Santander:

GOAL	WEIGHTING
SAN EPS growth, 2015 - 2017, relative to a competitor group	25%
SAN return on tangible equity in 2017	25%
SAN employee satisfaction (# of markets in which SAN group member is within top 3 banks to work for in 2017)	20%
SAN customer satisfaction (# of markets in which SAN group member is within top 3 banks in customer satisfaction index in 2017)	15%
Individual customer loyalty goals, as of 12/31/17	7.5%
Corporate customer loyalty goals, as of 12/31/17	7.5%

Settlement of the PSUs is contingent on our NEO remaining employed through the March 2019 settlement date. As with Bonus Plan RSUs, the PSUs are also conditioned on avoidance of certain

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events or conduct by the executive, including: (1) our deficient financial performance; (2) material breach by the NEO of any of our material internal rules or regulations; (3) material negative restatement of our financial statements (other than any restatement undertaken as a result of a change in accounting standards); (4) material negative change in our capitalization or risk profile prior to the applicable settlement date; or (5) certain other detrimental conduct by our NEO. After the shares subject to the PSUs are settled, they will remain subject to transfer and sale restrictions for one year.

Other Compensation

In addition to the benefits that all of our employees are eligible to receive, our NEOs are eligible to receive certain other benefits and perquisites. For 2016, the additional benefits and perquisites included a car allowance and company-paid annual premiums for executive medical, dental and disability benefits. These benefits and perquisites are generally consistent with those paid to similarly situated executives.

Retirement Benefits

Each of our NEOs is eligible to participate in our qualified defined contribution retirement plan (i.e., 401(k) Plan) under the same terms as our other eligible employees, including with respect to the SC matching contribution under the 401(k) Plan. We provide these benefits in order to foster the development of our NEOs’ long-term careers with SC. We do not provide defined benefit pension benefits or nonqualified or excess retirement benefits to any of our NEOs.

Employment Agreements

We have entered into employment agreements with each of our NEOs (except for Mr. Seshan and Mr. Pfirrman), establishing key elements of compensation in addition to our generally-applicable plans and programs and that include certain restrictive covenants, such as those prohibiting post-employment competition or solicitation by our NEOs. We believe that these agreements provide stability to us and further the objectives of our compensation program, including our objective of attracting and retaining the highest quality executives to manage and lead us. See “Compensation—Potential Payments upon Termination or Change of Control—Employment Agreements” in this Proxy Statement for additional information regarding our NEO employment agreements.

Clawback Policy

In 2016, we adopted a Policy on Malus and Clawback Requirements (the “Clawback Policy”). The Clawback Policy contains a framework under which we will implement into our incentive compensation arrangements (1) provisions that can cause unvested compensation to be reduced or forfeited during the applicable vesting period (often referred to as “malus” provisions) and (2) provisions that can cause previously earned and paid compensation to be repaid (often referred to as “clawback” provisions). Malus and clawback provisions serve several purposes, such as to ensure that our incentive compensation awards are based on sustainable, appropriate and compliant performance; that such performance is achieved consistently within applicable risk frameworks; and that our employees are discouraged from manipulating performance or financial metrics or engaging in other behaviors that could adversely impact us.

Employees covered by the Clawback Policy include, at a minimum, (1) employees or employee groups identified as “covered employees” under the Guidance on Sound Incentive Compensation Policies adopted by U.S. banking agencies, (2) employees determined to be “identified staff” under CRD IV and (3) any other employees who receive incentive compensation awards that we determine should be subject to malus or clawback requirements.

Incentive compensation covered by the Clawback Policy will include, at a minimum, (1) “incentive compensation arrangements” within the meaning of the Guidance on Sound Incentive Compensation Policies, (2) “variable remuneration” within the meaning of CRD IV and (3) any other incentive compensation arrangements that we determine should be covered by malus or clawback requirements.

The Clawback Policy requires our applicable incentive compensation agreements to reflect all design features of any malus and clawback requirements, including triggering events, covered employees and time periods during which compensation may be subject to malus and clawback provisions. All of our malus and clawback requirements are intended to be enforceable to the maximum extent permitted by applicable law.

Under the Clawback Policy, malus provisions include, at a minimum, the following triggering events: (1) “detrimental conduct” (as described below); (2) breach of post-employment covenants; and (3) the malus triggering events required by Santander’s remuneration policies as in effect from time to time, which currently include the following categories of events:

»	Significant risk management failures at or by us, or by a business unit or control or support function of ours;

»	Material restatement of our financial statements, except when appropriate pursuant to a change in accounting standards;

»	Violation by the beneficiary of internal regulations, policies or codes of conduct;

»	Significant changes in the financial capital or risk profile of Santander;

»	Significant increases in requirements to our economic or regulatory capital base when not foreseen at the time of generation of exposures;

»	Regulatory sanctions or criminal convictions for acts that could be attributable to us or to the personnel responsible for the acts;

»	Any misconduct, whether individual or collective, in particular with respect to marketing of unsuitable products; and

»	Poor financial performance of Santander.

The malus triggering events under the Clawback Policy are not limited to the foregoing and will be customized and adjusted as appropriate.

Under the Clawback Policy, clawback provisions include, at a minimum, the following triggering events: (1) “detrimental conduct” (as described below); (2) breach of post-employment covenants; and (3) breach of applicable anti-hedging policies. The clawback triggering events under the Clawback Policy are not limited to the foregoing and will be customized and adjusted as appropriate.

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“Detrimental conduct” under the Clawback Policy refers to categories of employee conduct specified in incentive compensation agreements that may trigger a right to apply malus or clawback provisions against the employee. The following lists categories of conduct that are considered detrimental conduct under the Clawback Policy:

»	An employee’s conduct that would permit us to terminate the employee for “cause”;

»	An employee’s commission of a criminal act that victimizes us or a customer, employee or counterparty of ours or subjects us to public ridicule or embarrassment;

»	Improper or intentional conduct by an employee causing reputational harm to us or our customers;

»	An employee’s breach of a fiduciary duty owed to us or a customer or former customer of ours;

»	An employee’s intentional violation of, or grossly negligent disregard for, our policies, rules or procedures, including in connection with the supervision or oversight of other employees; or

»	An employee taking or maintaining trading positions, or executing his or her duties or responsibilities in a manner that results in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to us.

The Clawback Policy is administered by our Chief Human Resources Officer, with the advice of our executive-level management human resources committee, subject to oversight and governance by our Compensation Committee.

Tax Considerations

Section 162(m) generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation qualifies as “performance-based compensation” under that section. However, pursuant to the transition provisions under Section 162(m), certain compensation arrangements that are entered into by a corporation before it is publicly held, and that are disclosed in the corporation’s registration statement, may not be subject to the deductibility limits of Section 162(m) for a period of approximately three years following the consummation of the corporation’s public offering (the “Exemption”).

To the extent that they are not intended to qualify for the Exemption, certain of our compensation arrangements are designed to permit us to grant awards that may qualify as “performance-based compensation.” However, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the “performance-based compensation” exemption are not met. Furthermore, the Compensation Committee believes that the tax deduction is only one of several relevant considerations in setting executive compensation and takes into account a multitude of factors in making executive compensation decisions.

Accordingly, the Committee may, in certain circumstances, approve compensation arrangements that provide for compensation that is not deductible for federal income tax purposes.

Compensation Risk Assessment

At least annually, the Compensation Committee conducts an assessment of the compensation policies and practices for our employees, including our executive officers, and whether such policies and practices created risks that were reasonably likely to have a material adverse effect on us. Our management compensation team and an executive-level management human resources committee assist the Committee with such risk assessment and help ensure our compensation programs align with our goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

We believe our compensation programs strike the appropriate balance between short-term and long-term components. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions works to mitigate the risk that individuals will be encouraged to undertake excessive or inappropriate risk. Our compensation program also is subject to internal controls, and we rely on principles of sound governance and good business judgment in administering our compensation programs.

Based on its assessment, the Compensation Committee has determined, in its reasonable business judgment, that our compensation policies and practices as generally applicable to our executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on us and instead promote behaviors that support long-term sustainability and stockholder value creation.

Compensation Committee Report

The Compensation Committee has reviewed the CD&A as required by Item 402(b) of Regulation S-K and discussed it with SC’s management. Based on such review and discussions with management, the Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee:

Stephen A. Ferriss, Chair

Edith E. Holiday

Javier Maldonado

Robert J. McCarthy

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the total compensation paid or accrued for the years ended December 31, 2016, 2015, and 2014 (if applicable) for each individual who served as our Chief Executive Officer or Chief Financial Officer during 2016, and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2016. These officers are referred to throughout this Proxy Statement as our “NEOs.”

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

Jason Kulas President and CEO	2016	1,800,000	491,750	1,139,658	—	30,002	3,461,410
	2015	1,392,581	446,304	540,479	764,000	25,541	3,168,905
	2014	890,000	510,000	—	2,728,346	41,954	4,170,300

Ismail Dawood CFO	2016	724,750	1,642,005	—	—	18,312	2,385,067
	2015	32,500	—	1,330,018	—	—	1,362,518

Richard Morrin COO	2016	531,923	214,500	765,372	—	43,772	1,555,567
	2015	391,631	535,818	127,520	—	27,895	1,082,864
	2014	340,000	76,500	—	—	36,875	453,375

Kalyan Seshan CRO	2016	665,000	193,500	312,710	—	110,199	1,281,409
	2015	158,308	395,821	—	277,200	3,323	834,652

Christopher Pfirrman CLO and General Counsel	2016	649,418	256,000	541,515	—	122,100	1,569,033

(1)	The base salary amounts in this column represent actual base compensation paid or earned through the end of the applicable year.

(2)	The amounts in this column include the non-deferred cash portion of the annual bonus earned under the Bonus Plan for the applicable year. See “Compensation Discussion and Analysis—Principal Components of Executive Compensation—Annual Bonuses” for additional information. Amounts in this column may also include other cash sign-on, retention or other special bonuses. For 2016, this includes (i) for Mr. Dawood, a one-time cash sign-on bonus of $1,221,555 in connection with his recruitment as CFO; and (ii) for Mr. Pfirrman, $100,000 as the non-deferred cash portion of a retention bonus award granted in December 2016. See “Compensation Discussion and Analysis—Principal Components of Executive Compensation—Long-Term Equity Based Incentive Compensation” for additional information.

(3)	The amounts in this column represent the aggregate grant date fair value of the awards detailed under “Fiscal 2016 Grants of Plan-Based Awards” in this Proxy Statement, which for 2016 were comprised of:
»	RSU awards granted in early 2016 as the equity portion of annual bonuses under the Bonus Plan granted for performance in 2015;
»	PSUs awarded under the SAN Performance Award program in November 2016; and
»	Other one-time RSU awards granted to certain of our NEOs.

SEC rules require the Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. Typically, we grant RSU awards early in the year as part of the annual bonus award for prior year performance. As a result, the amounts for RSU awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based and, therefore, the Summary Compensation Table does not fully reflect the Compensation Committee’s view of its pay-for-performance executive compensation program for a particular performance year. For example, amounts shown as 2016 compensation in the “Stock Awards” column reflect RSU awards granted in February 2016 for 2015 performance. See “Compensation Discussion and Analysis—Principal Components of Executive Compensation” for a discussion about how the Committee viewed its 2016 compensation decisions for our NEOs.

The grant date fair value of the stock awards included in the Summary Compensation Table represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of our Common Stock on the applicable grant date, but excluding the effect of potential forfeitures. Additional details on accounting for equity-based compensation can be found in Note 1, “Description of Business, Basis of Presentation, and Significant Accounting Policies and Practices—Stock Based Compensation” and Note 16, “Employee Benefit Plans” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2016. For the PSUs granted under the SAN Performance Award program, the grant date fair value was based on an assumed probable outcome that the full target value of the awards would be earned (which is also the maximum value of those awards). The actual value of the PSUs will depend on achievement of specified Santander performance over the applicable performance periods. See “Compensation Discussion and Analysis—Principal Components of Executive Compensation—Long-Term Equity Based Incentive Compensation” for additional information. Also, see the “Outstanding Equity Awards at Fiscal 2016 Year End” table in this Proxy Statement for additional information regarding the vesting parameters that are applicable to these awards.

(4)	The amounts in this column represent the grant date fair value of stock options granted in the applicable year computed in accordance with FASB ASC Topic 718, but excluding the effect of potential forfeitures. No stock options were granted to our NEOs in 2016. For details on the assumptions for computing the grant date fair value of stock options granted in prior years, see Note 1, “Description of Business, Basis of Presentation, and Significant Accounting Policies and Practices—Stock Based Compensation,” in the “Employee Benefit Plans” footnote to our consolidated financial statements filed with the SEC on Form 10-K for the applicable fiscal year.

(5)	The amounts in this column for the most recent year are detailed below in the “All Other Compensation Table.” The amounts in this column include the amount of long-term cash awards granted in prior years as the deferred cash portion of annual bonus awards under the Bonus Plan that became earned and vested in the applicable year.

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COMPENSATION - EXECUTIVE COMPENSATION TABLES

All Other Compensation Table

NAME	CAR ALLOWANCE ($)	SC CONTRIBUTION TO DEFINED CONTRIBUTION PLAN	EXECUTIVE DISABILITY BENEFITS ($)(a)	HOUSING ALLOWANCE ($)	DEFERRED ANNUAL VARIABLE COMPENSATION ($)(b)	PERSONAL TRAVEL EXPENSES ($)	OTHER(c) ($)	TOTAL ($)
Jason Kulas	9,600	15,900	3,034	—	—	—	1,468	30,002
Ismail Dawood	—	13,500	2,571	—	—	—	2,241	18,312
Richard Morrin	9,600	11,746	3,237	—	17,595	—	1,594	43,772
Kalyan Seshan	9,600	9,046	3,489	27,371	—	22,738	37,955	110,199
Christopher Pfirrman	9,600	18,044	3,894	88,374	—	—	2,188	122,100

(a)	Amount represents the annual premiums paid by SC for NEO executive life and disability benefits.

(b)	Reflects the amount of long-term cash awards granted in prior years as the deferred cash portion of annual bonus awards under the Bonus Plan that became earned and vested in 2016. See “Compensation—Compensation Discussion and Analysis—Principal Components of Executive Compensation—Annual Bonuses” for additional information.

(c)	Represents gross-up amount paid to NEO for taxable fringe benefits.

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Fiscal 2016 Grants of Plan-Based Awards

The following table provides information regarding short-term awards and long-term awards granted to our NEOs under the Omnibus Plan during the year ended December 31, 2016. See the “Outstanding Equity Awards at Fiscal 2016 Year End” table below for additional information regarding the vesting parameters that are applicable to these awards.

NAME	TYPE OF AWARD(1)	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)		ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
			THRESHOLD (#)	TARGET (#)
Jason Kulas	RSU	4/7/16	—	—	78,298	—	—	803,346
	RSU	4/28/16	—	—	6,656	—	—	89,262
	PSU	11/1/16	770	20,536	—	—	—	247,050
Ismail Dawood	—	—	—	—	—	—	—	—
Richard Morrin	RSU	3/29/16	—	—	54,114	—	—	480,000
	RSU	4/5/16	—	—	21,293	—	—	223,152
	PSU	11/1/16	194	5,172	—	—	—	62,220
Kalyan Seshan	RSU	4/5/16	—	—	23,377	—	—	245,000
	PSU	11/1/16	211	5,628	—	—	—	67,710
Christopher Pfirrman	RSU	4/5/16	—	—	19,465	—	—	204,000
	PSU	11/1/16	117	3,118	—	—	—	37,515
	RSU	11/16/16	—	—	21,645	—	—	300,000

(1)	Type of Award:
»	RSU – restricted stock unit
»	PSU – SAN Performance Award program RSU

(2)	The amounts shown under these columns represent potential aggregate threshold and target payouts for achievement by Santander of threshold and target performance levels for awards granted under the SAN Performance Award program. The “threshold” level refers to an amount equal to 3.75% of our NEO’s target award, or the minimum amount payable if a performance target is reached under the program. The “target” level refers to an amount equal to 100% of our NEO’s target award.

(3)	This column shows the number of RSUs granted in 2016 to our NEOs. For RSUs granted under the Bonus Plan to Mr. Kulas on April 7, 2016 and April 28, 2016, 50% of such RSUs vested and settled immediately and the remainder will vest and be settled in three equal installments on the first three anniversaries of the grant date. For RSUs granted under the Bonus Plan to Messrs. Morrin, Seshan and Pfirrman on April 5, 2016, 60% of such RSUs vested and settled immediately and the remainder will vest and be settled in three equal installments on the first three anniversaries of the grant date. For the retention award RSUs granted to Mr. Morrin on March 29, 2016, one-third of such RSUs will vest and settle on each of the first three anniversaries of the grant date. For the retention award RSUs granted to Mr. Pfirrman on November 16, 2016, one third of such RSUs vested and settled immediately and the remainder will vest and be settled in two equal installments on the first two anniversaries of the grant date. After the shares subject to the RSUs are settled, they will remain subject to transfer and sale restrictions for a period of one year.

(4)	This column shows the aggregate grant date fair value of RSUs and PSUs granted to our NEOs in 2016. Generally, the aggregate grant date fair value is the amount that SC expects to expense in its financial statements over the award’s vesting schedule as follows:
»	For RSUs, fair value is calculated based on the closing price of our Common Stock on the NYSE on the grant date (resulting in a $8.87 per unit value for March 29, 2016, a $10.48 per unit value for April 5, 2016, a $10.26 per unit value for April 7, 2016, a $13.41 per unit value for April 28, 2016, and a $13.86 per unit value for November 16, 2016).
»	For PSUs, the fair value is based on whole share value at target (which is also the maximum value of those awards). The actual value of units received will depend on Santander’s future performance, as described in “Compensation—Compensation Discussion and Analysis – Components of Annual Compensation – Long-Term Equity Based Incentive Compensation.”

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Outstanding Equity Awards at Fiscal 2016 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2016.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(a)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(a)

Jason Kulas	239,096	—	—	9.21	Dec. 2021	68,918(b)	930,393	—	—
	166,019	—	—	9.21	Dec. 2021	11,950(c)	161,325	—	—
	73,252	—	—	12.10	Dec. 2021	39,149(d)	528,512	—	—
	136,759	205,139(1)	—	24.00	Jan. 2024	3,328(d)	44,928	—	—
	33,333	66,667(2)	—	26.48	July 2025	—	—	3,940(e)	53,190
	—	—	—	—	—	—	—	20,536(f)	277,236

Ismail Dawood	—	—	—	—	—	56,911(g)	768,299	—	—

Richard Morrin	85,982	—	—	9.21	Dec. 2021	1,509(c)	20,372	—	—
	41,048	—	—	9.21	Dec. 2021	54,114(h)	730,539	—	—
	18,112	—	—	12.10	Dec. 2021	8,518(i)	114,993	—	—
	—	—	—	—	—	—	—	5,172(f)	69,822

Kalyan Seshan	8,000	32,000(3)	—	21.74	Sept. 2025	9,351(i)	126,239	—	—
	—	—	—	—	—	—	—	5,628(f)	75,978

Christopher Pfirrman	—	—	—	—	—	7,786(i)	105,111	—	—
	—	—	—	—	—	14,430(j)	194,805	—	—
	—	—	—	—	—	—	—	3,118(f)	42,093

Vesting of option and stock awards reflected in the table is subject to continuous service with SC, except that unvested awards may vest upon termination by us for “cause,” termination by the officer for “good reason” or termination due to the officer’s “disability” or death (in each case as defined in the applicable award agreement). The termination vesting provisions generally are covered in the footnotes below. Vesting of awards may also be impacted by a change in control of SC, as more fully described in “Compensation—Potential Payments upon Termination or Change in Control—Equity Compensation Plans” in this Proxy Statement.

Notes Relating to Option Awards

(1)	Reflect options granted under our Management Equity Plan on January 24, 2014. Unvested options vest in substantially equal installments on January 24, 2017, 2018, and 2019, with one year of accelerated vesting in the event of termination due to disability or death.
(2)	Reflect options granted under the Omnibus Plan on July 1, 2015. Unvested options vest in substantially equal installments on July 1, 2017 and 2018, with full vesting in the event of termination due to disability or death.
(3)	Reflect options granted under the Omnibus Plan on September 22, 2015. Unvested options vest in substantially equal installments on September 22, 2017, 2018, 2019, and 2020, with full vesting in the event of termination due to disability or death.

Notes Relating to Stock Awards (all granted under the Omnibus Plan)

(a)	The market value of the stock awards is based on the closing price per share of our Common Stock on the NYSE on December 31, 2016, which was $13.50.
(b)	Reflect restricted shares granted on December 31, 2013, which vest in substantially equal installments on December 31, 2017 and 2018, with full vesting in the event of termination by us without cause or in the event of termination due to disability or death.
(c)	Reflect RSUs granted (to Mr. Morrin on February 27, 2015 and to Mr. Kulas on April 10, 2015) in settlement of the deferred stock portion of the officer’s 2014 annual bonus. Mr. Kulas’s outstanding RSUs vest in equal installments on April 10, 2017 and 2018. Mr. Morrin’s outstanding RSUs vest in equal installments on February 27, 2017 and 2018. All RSUs continue to vest pursuant to their original schedule in the event of termination by us without cause, termination by the officer for good reason, or termination due to disability or death.
(d)	Reflect RSUs granted on April 7, 2016 and April 28, 2016, in settlement of the deferred stock portion of the officer’s 2015 annual bonus. The unvested RSUs granted on April 7, 2016, vest in equal installments on April 7, 2017, 2018, and 2019. The unvested RSUs granted on April 28, 2016 vest in equal installments on April 28, 2017, 2018, and 2019. All RSUs continue to vest pursuant to their original schedule in the event of termination by us without cause, termination by the officer for good reason, or termination due to disability or death.
(e)	Reflect PSUs granted on June 17, 2015 as part of the SAN Performance Award program for 2015. The PSUs vest in equal installments on June 17, 2017 and 2018 based on SAN’s achieving a certain TSR position relative to its peer group for the applicable performance period. All PSUs continue to vest pursuant to their original schedule and subject to their original performance conditions in the event of termination by us without cause, termination by the officer for good reason, or termination due to disability or death.
(f)	Reflect PSUs granted on November 1, 2016 as part of the SAN Performance Award program for 2016. The PSUs vest in one installment on March 15, 2019 based on SAN’s achievement of a number of performance conditions related to earnings per share (25% of the PSUs), return on tangible equity (25% of the PSUs), employee satisfaction (20% of the PSUs), customer satisfaction (15% of the PSUs), individual customer loyalty goals (7.5% of the PSUs) and corporate customer loyalty goals (7.5% of the PSUs). All PSUs continue to vest pursuant to their original schedule and subject to their original performance conditions in the event of termination by us without cause, termination by the officer for good reason, or termination due to disability or death.

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(g)	Reflect RSUs granted on December 16, 2015 pursuant to Mr. Dawood’s offer letter. The RSUs vest in equal installments on December 16, 2017 and 2018. The RSUs also vest fully if we terminate Mr. Dawood’s employment without cause, if he terminates his employment for good reason, or if his employment terminates due to his disability or death.
(h)	Reflect RSUs granted on March 29, 2016 as a retention award. The RSUs vest in equal installments on March 29, 2017, 2018, and 2019. The RSUs also vest fully if we terminate the officer’s employment without cause, if he terminates his employment for good reason, or if his employment terminates due to his disability or death.
(i)	Reflect RSUs granted on April 5, 2016 in settlement of the deferred stock portion of the officer’s 2015 annual bonus. The RSUs vest in equal installments on April 5, 2017, 2018, and 2019. All RSUs continue to vest pursuant to their original schedule in the event of termination by us without cause, termination by the officer for good reason, or termination due to disability or death.
(j)	Reflect RSUs granted on November 16, 2016 as a retention award. The RSUs vest in equal installments on November 16, 2017 and 2018. The RSUs also vest fully if we terminate the officer’s employment without cause or if his employment terminates due to his disability or death.

Fiscal 2016 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and shares acquired by our NEOs upon the vesting of restricted stock and RSUs held by our NEOs in 2016.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Jason Kulas	—	—	39,149	401,669
	—	—	5,975	61,901
	—	—	3,328	44,628
	—	—	34,459	465,197
Ismail Dawood	—	—	28,456	391,839
Richard Morrin	—	—	755	7,935
	—	—	12,775	133,882
Kalyan Seshan	—	—	14,026	146,992
Christopher Pfirrman	—	—	11,679	122,396
	—	—	7,215	100,000

(1)	Amounts reflect the aggregate difference between the market price of our Common Stock at the exercise date and the exercise price of the options.
(2)	Amounts reflect the market value of our Common Stock on the day on which the restricted stock and RSUs vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Equity Compensation Plans

Under our prior equity compensation plan, the Management Equity Plan, vesting of awards is subject to acceleration upon a change in control (as defined in the plan) of us. Specifically, unless otherwise provided by the Compensation Committee, (1) time-vesting options will automatically vest and become exercisable, and (2) performance-vesting options will vest to the extent that we achieve the applicable average return on equity target starting at the beginning of a pre-established five-year performance period and ending upon the date of the change in control. No further awards will be granted under the Management Equity Plan.

We originally adopted our current equity compensation plan, the Omnibus Plan, on December 28, 2013, and we restated the Omnibus Plan effective June 16, 2016, with the approval of our stockholders.

For Omnibus Plan awards granted before June 16, 2016, in the event of a change in control (as defined in the plan) of us, unless otherwise provided by the Compensation Committee,

(1) all time-vesting options will become fully exercisable; (2) all time-vesting restricted stock awards and RSUs will become fully vested; and (3) all performance-vesting awards will become vested to the extent that the applicable performance targets are met through the date of the change in control.

For Omnibus Plan awards granted on or after June 16, 2016, in the event of a change in control (as defined in the restated plan) of us, (1) awards granted to non-employee directors will fully vest; and (2) for awards granted to all other service providers, vesting will depend on whether the awards are assumed, converted, or replaced by the resulting entity:

»	For awards that are not assumed, converted, or replaced, (i) time-vesting awards will fully vest upon the change in control; and (ii) performance-vesting awards will vest based on the greater of achievement of all performance goals at the “target” level or the actual level of achievement of performance goals as of the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

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»	For awards that are assumed, converted or replaced, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, time-vesting awards will fully vest if the award recipient has a termination of employment within two years after the change in control by the company other than for cause or by the recipient for good reason (each as defined in the applicable award agreement). For performance-vesting awards, the amount vesting upon involuntary termination within two years of a change in control will be based on the greater of (i) achievement of all performance goals at the “target” level or (ii) the actual level of achievement of performance goals as of the change in control.

All awards under the Management Equity Plan and the Omnibus Plan are also subject to any change in control and employment termination provisions contained in applicable award agreements and employment agreements. See the footnotes to the “Compensation—Executive Compensation Tables—Outstanding Equity Awards at Fiscal 2016 Year End” table of this Proxy Statement for information regarding vesting of outstanding equity awards upon employment termination.

Employment Agreements

We are party to employment agreements with Messrs. Kulas, Morrin, and Dawood. These agreements provide these individuals with, among other things, payments and benefits in the event of termination of employment under the various circumstances described below.

A change in control does not affect the timing or amount of severance payments to our NEOs under their employment agreements.

Employment Agreements

with Jason Kulas and Richard Morrin

We entered into employment agreements with Messrs. Kulas and Morrin on May 1, 2009, and August 24, 2011, respectively, which set forth the terms and conditions of Messrs. Kulas’ and Morrin’s employment with us. Each of the employment agreements had an initial term of three years, which has passed, and each automatically extends annually for additional one-year terms, unless either party provides notice of non-renewal at least three months prior to the extension date.

Each of Messrs. Kulas and Morrin will be entitled to the following under his employment agreement if terminated by us without cause (as defined in the agreement) (but excluding termination due to death or disability) or upon resignation because of a reduction in base salary or target bonus opportunity, in each case subject to the execution of a general release and waiver in favor of SC:

»	12 months of salary continuation;

»	Full annual performance bonus for the calendar year in which the termination of employment occurs;

»	Certain deferred bonus payments;

»	Accelerated vesting and settlement of equity-related
awards; and

»	12 months of continued medical, dental, and life insurance coverage.

Each of Messrs. Kulas and Morrin will be entitled to the following under his employment agreement if his employment terminates due to disability (as defined in the agreement): (1) participation in our short-term salary continuation program for 13 weeks; (2) subsequent participation in our long-term and individual disability insurance program pursuant to its terms; and (3) prorated annual bonuses for the year of termination and, in certain cases, for subsequent years.

Each of Messrs. Kulas and Morrin will be entitled to the following under his employment agreement if his employment terminates due to death:

»	12 months of salary continuation;

»	Full annual performance bonus for the calendar year in which the termination of employment occurs;

»	Certain deferred bonus payments; and

»	12 months of continued medical and dental insurance coverage.

Each of Messrs. Kulas and Morrin is subject to the following restrictive covenants under his employment agreement:

»	Perpetual confidentiality;

»	Non-solicitation of our employees and our affiliate employees during employment and for one year after;

»	Non-competition during employment and for any period while receiving severance payments under the agreement;

»	Cooperation in the context of litigation involving our affiliates or us during employment and for the pendency of any such litigation or other proceeding; and

»	Perpetual non-disparagement of us, our affiliates, and our officers and directors and our affiliates’ officers and directors.

Employment Agreement with Ismail Dawood

On December 1, 2016, Mr. Dawood entered into an amended and restated employment letter agreement with us, which sets forth the terms and conditions of Mr. Dawood’s employment with us. Under the agreement, if Mr. Dawood’s employment is terminated by us other than for cause and other than due to death or disability (in each case as defined in the agreement), or if he resigns with good reason (as defined in the agreement), he will be entitled to receive termination benefits, contingent on his execution of a release of claims, which include the following: (1) a lump sum payment equal to 225% of his annual base salary; and (2) a lump sum cash payment equal to 12 months of company-paid healthcare coverage for Mr. Dawood and his eligible dependents.

Further, if Mr. Dawood’s employment was terminated other than for cause and other than due to death or disability, or if he resigned with good reason, he was entitled to receive: (1) a lump sum cash payment equal to $330,000 if his termination occurred prior to payment of his 2016 annual bonus (and he did not receive any bonus); and (2) full vesting of his sign-on award of 85,367 RSUs.

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Tables Illustrating Potential Payments upon Termination or Change in Control

The following table provides information regarding the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with SC under specified circumstances and in the event of a change in control of SC. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that the applicable termination of employment was effective, or that the change in control occurred, as of December 31, 2016.

NAME	CASH ($)	EQUITY ($)(7)	PERQUISITES/ BENEFITS ($)	TOTAL ($)
Jason Kulas
Termination due to death	4,213,304(1)	1,995,584	1,018,130(8)	7,227,018
Termination due to disability	1,921,554(2)	1,995,584	—	3,917,138
Termination by SC without cause	4,213,304(1)	1,995,584	7,183(9)	6,216,071
Termination by NEO for good reason	446,304(6)	1,065,191	—	1,511,495
Change in control (no termination)	—	1,665,158	—	1,665,158
Ismail Dawood
Termination due to death	—	768,299	1,000,000(10)	1,768,299
Termination due to disability	—	768,299	50,820(11)	819,119
Termination by SC without cause	1,960,688(3)	768,299	16,239(12)	2,745,226
Termination by NEO for good reason	1,960,688(3)	768,299	16,239(12)	2,745,226
Change in control (no termination)	—	768,299	—	768,299
Richard Morrin
Termination due to death	1,488,261(4)	935,726	1,007,200(8)	3,431,187
Termination due to disability	659,511(2)	935,726	—	1,595,237
Termination by SC without cause	1,488,261(4)	935,726	7,176(9)	2,431,163
Termination by NEO for good reason	123,261(5)	935,726	—	1,058,987
Change in control (no termination)	—	865,904	—	865,904
Kalyan Seshan
Termination due to death	98,000(6)	202,217	—	300,217
Termination due to disability	98,000(6)	202,217	—	300,217
Termination by SC without cause	98,000(6)	202,217	—	300,217
Termination by NEO for good reason	98,000(6)	202,217	—	300,217
Change in control (no termination)	—	126,239	—	126,239
Christopher Pfirrman
Termination due to death	81,600(6)	342,009	—	423,609
Termination due to disability	81,600(6)	342,009	—	423,609
Termination by SC without cause	81,600(6)	342,009	—	423,609
Termination by NEO for good reason	81,600(6)	147,204	—	228,804
Change in control (no termination)	—	105,111	—	105,111

(1)	Includes annual base salary of $1,800,000, $1,967,000 for the full annual performance bonus for 2016, and payment of deferred cash portion of bonus awards totaling $446,304.
(2)	Assumes that: (i) the NEO first receives compensation under our short-term salary continuation program 13 weeks prior to December 31, 2016 and begins receiving compensation and benefits under our long-term and individual disability insurance program on December 31, 2016, (ii) target level of annual cash performance bonus is achieved in 2016 and no bonus is payable for subsequent years due to our NEO receiving compensation and benefits under our long-term and individual disability insurance program, and (iii) the NEO is eligible for our short-term salary continuation benefits. See “Compensation—Potential Payments upon Termination or Change in Control—Employment Agreements” for additional information.
(3)	Includes 225% of base salary effective as of December 31, 2016, and $330,000 pursuant to Mr. Dawood’s employment agreement.
(4)	Includes annual base salary of $650,000, $715,000 for the full annual performance bonus for 2016 and payment of deferred cash portion of bonus awards totaling $123,261.
(5)	Represents the unpaid deferred cash portion of the 2014 and 2015 bonus awards.
(6)	Represents the unpaid deferred cash portion of the 2015 bonus award.
(7)	Represents the value of accelerated vesting of option awards and stock awards. See the footnotes to the “Compensation—Executive Compensation Tables—Outstanding Equity Awards at Fiscal 2016 Year End” table of this Proxy Statement for information regarding vesting upon employment termination. See “Compensation—Potential Payments upon Termination or Change in Control—Equity Compensation Plans” above for information regarding vesting upon change in control. Amounts reflected assume that all applicable performance targets for any performance-vesting awards are achieved.
(8)	Represents payment of life insurance proceeds and 12 months of continued dependent medical and dental benefits. Assumes no increase in the cost of welfare benefits.
(9)	Represents 12 months of continued medical and dental benefits and life insurance coverage. Assumes no increase in the cost of welfare benefits.
(10)	Includes life insurance payment to be made to Mr. Dawood’s beneficiaries under our executive life insurance policy if Mr. Dawood died on December 31, 2016.
(11)	Represents cost of supplemental disability coverage to pay 60% of annualized base salary until age 65.
(12)	Includes 12 months of continued medical and dental benefits for Mr. Dawood and his dependents.

SC 2017 Proxy Statement	47

ADDITIONAL GOVERNANCE INFORMATION - RELATED PARTY TRANSACTIONS

ADDITIONAL GOVERNANCE INFORMATION

Related Party Transactions

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. Under our written policy, our directors and director nominees, executive officers and holders of more than 5% of our Common Stock, including their immediate family members, will not be permitted to enter into a related party transaction with us, as described below, without the consent of our Audit Committee. Any request for us to enter into a transaction in which the amount involved exceeds $120,000 and any such party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented to our Audit Committee for review, consideration and approval. Management will be required to report to our Audit Committee any such related party transaction and such related party transaction will be reviewed and approved or disapproved by the disinterested members of our Audit Committee.

The following is a summary of material provisions of various transactions we have entered into with our executive officers, directors (including nominees), 5% or greater stockholders and any of their immediate family members or entities affiliated with them. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Shareholders Agreement

In connection with our initial public offering in January 2014, we entered into the Shareholders Agreement, with SHUSA, DDFS, LLC (“DDFS”) Sponsor Auto Finance Holdings Series LP (“Sponsor Auto”) and Mr. Dundon. The Shareholders Agreement, as amended, provides these stockholders, among other things, certain rights related to director nominations, approvals over certain actions taken by us and registration rights.

Board Composition

The Shareholders Agreement provides that SHUSA has the right to nominate a number of directors equal to the product (rounded up to the nearest whole number of directors) of (i) a fraction, the numerator of which is the number of shares of our Common Stock then-held by SHUSA and the denominator of which is the total number of our then-outstanding shares of Common Stock and (ii) the number of directors constituting our entire Board if there were no vacancies.

The Shareholders Agreement also provides that Mr. Dundon will have the right to serve as a director for so long as (x) he is our CEO or (y) he owns at least 5% of our then-outstanding shares of Common Stock (excluding shares acquired by DDFS or Mr. Dundon pursuant to any equity-based compensation plan) and has continued to comply with certain provisions of his employment agreement with the Company. Mr. Dundon, who resigned from the Board on April 1, 2016, has elected not to exercise this right in the Shareholders Agreement and has decided not to stand for election as a director at our 2017 Annual Meeting.

The Shareholders Agreement provides that we will take all action within our power to cause the individuals nominated pursuant to the provisions of the Shareholders Agreement to be included in the slate of nominees recommended by the Board to our stockholders for election as directors at each Annual Meeting of our stockholders and to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees. Each of SHUSA and DDFS has committed under the terms of the Shareholders Agreement to vote all shares of Common Stock owned by such stockholder to cause the election or re-election of the individuals nominated pursuant to the provisions of the Shareholders Agreement described above. In addition, SHUSA has the right to designate a replacement to fill a vacancy on the Board created by the departure of a director who was nominated by SHUSA, and we are required to take all action within our power to cause such vacancy to be filled by such designated replacement (including by promptly appointing such designee to the Board).

Approval Rights

The Shareholders Agreement also provides that the following actions by us will require the approval of a majority of the directors nominated by SHUSA for so long as SHUSA’s share ownership is greater than 20% of our outstanding shares of Common Stock:

»	Except as required by changes in law or GAAP, any change to our material accounting policies;

»	Except as required by changes in law or changes which are consistent with changes to the tax policies or positions of affiliates of Santander in the United States, any change to our material tax policies or positions; and

»	Any change in our principal line of business or of certain of our material subsidiaries.

Put and Call Rights

The Shareholders Agreement also provides that DDFS and SHUSA have certain put and call rights relating to the shares of Common Stock owned by DDFS. On July 2, 2015, Mr. Dundon entered into a Separation Agreement with the Company, DDFS, SHUSA and Santander, under which his roles as Chairman of the Board and CEO were terminated effective as of July 2, 2015. The Separation Agreement provided, among other things, that Mr. Dundon resign as Chairman of the Board, as our CEO and as an officer and/or director of any of our subsidiary companies. Also, in connection with, and pursuant to, the Separation Agreement, on July 2, 2015, Mr. Dundon, the Company, DDFS, SHUSA and Santander entered into an amendment to the Shareholders Agreement (“Second Amendment’). The Second Amendment amended, for purposes of calculating the price per share to be paid in the event that a put or call option was exercised with respect to the shares of our Common Stock owned by DDFS in accordance with the terms and conditions of the Shareholders Agreement, the definition of the term “Average Stock Price” to mean $26.83.

Pursuant to the Separation Agreement, SHUSA was deemed to have delivered as of July 3, 2015 an irrevocable notice to exercise a call option with respect to all 34,598,506 shares of our Common Stock owned by DDFS and consummate the transactions contemplated by such call option notice, subject to the receipt of required regulatory approvals and any other approvals required by law (the “Call Transaction”). Because the Call Transaction was not consummated prior to October 15, 2015 (the “Call End Date”) as a result of a failure to obtain required regulatory approvals, DDFS is free to transfer any or all shares of our Common Stock it owns, subject to the terms and conditions of the Amended and Restated Loan Agreement, dated as of July 16, 2014, between DDFS and Santander (the “Loan Agreement”). The Loan Agreement provides for a $300 million revolving loan with a maturity date of April 15, 2017. Pursuant to the Loan Agreement, 29,598,506 shares of our Common Stock owned by DDFS are pledged as collateral under a related pledge agreement (the “Pledge Agreement”). Because the Call Transaction was not completed on or before the Call End Date, interest will accrue on the price paid per share in the

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Call Transaction at the overnight LIBOR rate on the third business day preceding the consummation of the Call Transaction plus 100 basis points with respect to any shares of our Common Stock ultimately sold in the Call Transaction. The Shareholders Agreement further provides that Santander may, at its option, become the direct beneficiary of the Call Option, and Santander has exercised this option. If consummated in full, DDFS would receive approximately $928.3 million plus interest that has accrued since the Call End Date. To date, the Call Transaction has not been consummated.

Pursuant to the Loan Agreement, if at any time the value of our Common Stock pledged under the Pledge Agreement is less than 150% of the aggregate principal amount outstanding under the Loan Agreement, DDFS has an obligation to either (a) repay a portion of such outstanding principal amount such that the value of the pledged collateral is equal to at least 200% of the outstanding principal amount, or (b) pledge additional shares of our Common Stock such that the value of the additional shares of Common Stock, together with the 29,598,506 shares already pledged under the Pledge Agreement, is equal to at least 200% of the outstanding principal amount. As of the date of this Proxy Statement, the value of the pledged collateral is less than 150% of aggregate principal amount outstanding under the Loan Agreement, and DDFS has not taken any of the collateral posting actions described in clauses (a) or (b) above. If Santander declares the borrower’s obligations under the Loan Agreement due and payable as a result of an event of default (including with respect to the collateral posting obligations described above), under the terms of the Loan Agreement and the Pledge Agreement Santander’s ability to realize upon the shares of our Common Stock subject to the Pledge Agreement is, subject to certain exceptions, limited to the exercise by SHUSA and/or Santander of the right to deliver the call option notice and to consummate the Call Transaction at the price specified in the Shareholders Agreement. If the borrower fails to pay obligations under the Loan Agreement when due, including because of Santander’s declaration of such obligations as due and payable as a result of an event of default, a higher default interest rate will apply to such overdue amounts.

In connection with, and pursuant to, the Separation Agreement, on July 2, 2015, DDFS and Santander entered into an amendment to the Loan Agreement and an amendment to the Pledge Agreement that provide, among other things, that the outstanding balance under the Loan Agreement shall become due and payable upon the consummation of the Call Transaction and that the amount otherwise payable to DDFS under the Call Transaction shall be reduced by the amount outstanding under the Loan Agreement, including principal, interest and fees, and further that any net cash proceeds received by DDFS on account of sales of our Common Stock after the Call End Date shall be applied to the outstanding balance under the Loan Agreement.

On August 31, 2016, Mr. Dundon, DDFS, the Company, Santander and SHUSA entered into a Second Amendment to the Separation Agreement, and Mr. Dundon, DDFS, Santander and SHUSA entered into a Third Amendment to the Shareholders Agreement, whereby the price per share to be paid to DDFS in connection with the Call Transaction was reduced from $26.83 to $26.17, the arithmetic mean of the daily volume-weighted average price for a share of our Common Stock for each of the 10 consecutive complete trading days immediately prior to July 2, 2015, the date on which the Call Option was exercised.

On April 17, 2017, the Loan Agreement matured and became due and payable with an unpaid principal balance of approximately $290 million as of that date. Because the borrower failed to pay obligations under the Loan Agreement on April 17, 2017, the borrower is in default and is currently being charged the default interest rate as defined by the Loan Agreement. The Loan

Agreement generally defines the default interest rate as the Base Rate plus 2%. The Base Rate as defined in the Loan Agreement is the higher of (i) the federal funds rate plus  1⁄2 of 1% or (ii) the prime rate, which is the annual rate of interest publicly announced by the New York Branch of Santander from time to time. As of April 21, 2017, the prime rate as announced by the New York Branch of Santander was 4%.

Other

The Shareholders Agreement provides that neither SHUSA nor we are permitted to take any action that would cause DDFS or Sponsor Auto to be required to register as a bank holding company. The Shareholders Agreement also provides that SHUSA, DDFS and Sponsor Auto have preemptive rights to purchase their respective proportionate shares of any issuance by us of equity securities, securities convertible into or exercisable for equity securities or securities that include an equity component, subject to certain exceptions.

Other Arrangements

Guarantees

Santander has provided guarantees of the covenants, agreements, and our obligations under the governing documents of our warehouse facilities and privately issued amortizing notes. These guarantees are limited to our obligations as servicer. Beginning in fiscal year 2015, we have agreed to pay Santander and SHUSA a fee of 12.5 basis points on such facilities and notes in exchange for providing such guarantees. For the fiscal year 2016, we incurred $6.4 million in fees under this arrangement.

Currently Outstanding Borrowing Arrangements

Santander has extended various credit facilities (the “Santander Credit Facilities”) to us.

Santander Consumer Funding 3 LLC (a subsidiary of ours) has a committed facility in an initial amount of $1,750 million established with the New York Branch of Santander in December 2011. In 2016, the largest outstanding principal balance on this facility was $1,000 million, and as of December 31, 2016, the balance of the line was $1,000 million. In 2016, we paid $28.9 million in interest and fees on this line of credit. The effective interest rate on this facility in 2016 was 2.86%. The current maturity of the facility is December 29, 2017. On March 4, 2016, this facility was amended to reduce the committed amount from $1,750 million to $1,000 million.

Santander Consumer Funding 5 LLC (a subsidiary of ours) has a committed facility in an initial amount of $1,750 million established with the New York Branch of Santander in December 2011. In 2016, the largest outstanding principal balance on this facility was $1,000 million and as of December 31, 2016, the balance of the line was $1,000 million. In 2016, we paid $22.4 million in interest and fees on this line of credit. The effective interest rate on this facility in 2016 was 2.88%. The current maturity of the facility is December 31, 2018. On March 4, 2016, this facility was amended to reduce the committed amount from $1,750 million to $1,000 million.

Santander Consumer Captive Auto Funding LLC (a subsidiary of ours) has a committed facility of $500 million established with the New York branch of Santander on May 31, 2013. In 2016, the largest outstanding principal balance on this facility was $500 million, and as of December 31, 2016, the balance of the line was $500 million. In 2016, we paid $14.0 million in interest and fees on this line of credit. The effective interest rate on this facility in 2016 was 3.04%. The current maturity of the facility is December 29, 2017.

Santander Consumer Captive Auto Funding 5 LLC (a subsidiary of ours) has a committed facility of $500 million established with

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ADDITIONAL GOVERNANCE INFORMATION - RELATED PARTY TRANSACTIONS

the New York branch of Santander on May 31, 2013. In 2016, the largest outstanding principal balance on this facility was $475 million and as of December 31, 2016, the balance of the line was $175 million. In 2016, we paid $2.6 million in interest and fees on this line of credit. The effective interest rate on this facility in 2016 was 3.87%. The current maturity of the facility is December 31, 2018.

Santander Consumer ABS Funding 2, LLC (a subsidiary of ours) established a committed facility of $300 million with SHUSA on March 6, 2014. In 2016, the largest outstanding principal balance on this facility was $300 million, and as of December 31, 2016, the outstanding principal balance of the line was $300 million. In 2016, we paid $6.1 million in interest and fees on this line of credit. The effective interest rate on this facility in 2016 was 2.25%. This facility matured on March 6, 2017 and was replaced on the same day with a $300 million term promissory note executed by SC Illinois as the borrower and SHUSA as the lender. In the quarter ended March 31, 2017, the largest outstanding principal balance on the note was $300 million, and as of March 31, 2017, the outstanding principal balance on the note was $300 million. In the quarter ended March 31, 2017, we paid zero in principal and zero in interest and fees on this note. Interest accrues on this note at a rate equal to three-month LIBOR plus 1.35%. The note has a maturity date of March 6, 2019.

The Company has a committed facility in an initial amount of $1,500 million established with SHUSA on March 4, 2016. In 2016, the largest outstanding principal balance on this facility was $200 million, and as of December 31, 2016, the balance of the line was zero. In 2016, we paid $20.1 million in interest and fees on this line of credit. The effective interest rate on this facility in 2016 was 3.74%. The current maturity of this facility is March 1, 2019. On November 1, 2016, this facility was amended to increase the committed amount to $3,000 million.

SPAIN Revolving Funding LLC (a subsidiary of ours) established a committed facility of $750 million with the New York branch of Santander on April 3, 2017. As of April 15, 2017, the outstanding principal balance of the facility (which was also the largest outstanding principal balance as of April 15, 2017) was zero, and we have paid zero in interest and fees on this facility. Borrowings under this facility bear interest at a rate equal to one-month LIBOR plus a spread (based on the quality of the collateral for the facility) ranging from 0.60% to 0.90%. The current maturity date of the facility is December 31, 2018.

SC Illinois as borrower executed a $650 million term promissory note with SHUSA as lender on March 31, 2017. In the quarter ended March 31, 2017, the largest outstanding principal balance on the note was $650 million, and as of March 31, 2017, the outstanding principal balance on the note was $650 million. In the quarter ended March 31, 2017, we paid zero in principal and zero in interest and fees on this note. Interest accrues on this note at the rate of 4.20%. The note has a maturity date of March 31, 2022.

Any secured drawings outstanding under the Santander Credit Facilities at the time of the facilities’ maturity will amortize to match the maturities and expected cash flows of the corresponding collateral. The current maturity of each facility is listed above. Santander has the option to allow us to renew these facilities. These facilities currently permit unsecured borrowing.

Servicing Arrangements

We are under contract with SBNA to service the bank’s retail and recreational vehicle loan portfolio, which had a balance of $531 million as of December 31, 2016. For 2016, SBNA paid $5.2 million to us with respect to this agreement.

Through September 30, 2014, we were under contract with SBNA to service the bank’s portfolio of Chrysler dealer loans either purchased from us or originated under a flow agreement with us. Effective October 1, 2014, this contract was terminated and replaced with a new contract which transferred the servicing of all Chrysler dealer loans to SBNA from us, required SBNA to pay us a one-time fee of $607,000 related to the transfer of such servicing and required SBNA to pay us a relationship management fee based on the performance and yields of Chrysler dealer loans held by SBNA. On April 15, 2016, the relationship management fee was replaced with an origination fee and annual renewal fee for each loan. For 2016, SBNA paid us $419,000 in relationship management fees and $3.9 million in origination and renewal fees related to these loans. Additionally, for 2016, we paid servicing fees of $110,000 to SBNA under this contract.

Until May 9, 2015, we were party to a flow agreement with SBNA whereby we serviced all Chrysler consumer vehicle leases originated under the agreement and certain leases sold to SBNA. Additionally, we received an origination fee on all leases originated under the flow agreement. As of December 31, 2016, this portfolio of serviced leases had a balance of $1,297 million. For 2016, SBNA paid us $7.7 million in servicing fees related to these leases.

On March 29, 2017, we entered into a Master Securities Purchase Agreement with Santander, under which we have the option to sell a contractually determined amount of eligible prime loans to Santander, through the SPAIN securitization platform, for a term ending in December 2018. We provide servicing on all loans originated under this arrangement. For the three months ended March 31, 2017, we sold $700 million of loans to Santander under this agreement.

Employment of Family Members of Directors or Executive Officers

From time to time, we may employ individuals who are immediate family members of our directors or executive officers, but only if they are at least as qualified as other applicants.

We have employed Kenneth Dundon as our Senior Vice President, Originations Quality Control. Kenneth Dundon is the brother of our former director and CEO, Thomas Dundon. For 2016, Kenneth Dundon received compensation having an aggregate value of $359,444. We believe that the compensation paid to Kenneth Dundon is comparable to the compensation we pay to other employees in equivalent positions with similar levels of performance, skill and experience.

Other Agreements

Produban Servicios Informaticos Generales, S.L., a Santander affiliate, is under contract with us to provide professional services, telecommunications, and internal and/or external applications. Expenses incurred totaled $93,000 for the year ended December 31, 2016.

On June 30, 2014, we entered into an indemnification agreement with SBNA whereby we indemnify SBNA for any credit or residual losses on a pool of $48.2 million in leases originated under a flow agreement with SBNA. At the time of the indemnification agreement, we established a $48.2 million collateral account with SBNA in restricted cash that will be released over time to SBNA, in the case of losses, and to us, in the case of payments and sale proceeds. As of December 31, 2016, the balance in the collateral account was $11.3 million. As of December 31, 2016, we had a recorded liability of $2.7 million related to the residual losses covered under the indemnification agreement.

We periodically sell loan and lease contracts to affiliates under certain agreements. Although no such sales occurred during the year ended December 31, 2016, we sold leases to SBNA with

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ADDITIONAL GOVERNANCE INFORMATION - RELATED PARTY TRANSACTIONS

a depreciated net capitalized cost of $369.1 million and a net book value of $317.3 million in Chrysler Capital leases. This sale was effected through the transfer of a special unit of beneficial interest (SUBI) in our titling trust. Proceeds from the sale of leases were $322.9 million for a gain of $4.6 million for the year ended December 31, 2014. We retained servicing rights on the leases sold in this transaction.

On September 16, 2014, we sold $18.2 million of receivables from dealers to SBNA, resulting in a gain of $347,000. We were entitled to additional proceeds on this sale totaling $694,000 if certain conditions, including continued existence and performance of the sold loans, were met at the first and second anniversaries of the sale. At the first and second anniversary dates of the sale, which occurred during the years ended December 31, 2015 and 2016, respectively, we received $347,000 and $347,000, respectively, in additional proceeds related to the sale due to the satisfaction of conditions specified at the time of the sale.

In December 2015, we formed a new wholly-owned subsidiary, SCI, and SCI opened deposit accounts with Banco Santander Puerto Rico. As of December 31, 2016, SCI had cash of $98.8 million on deposit with Banco Santander Puerto Rico. The deposit accounts were entered into in the ordinary course of business and on substantially the same terms as Banco Santander Puerto Rico’s other account holders.

During 2015, SIS purchased a portion of Class B notes of SDART 2013-3, a consolidated securitization Trust, with a principal balance of $725,000. In 2016, SIS was paid $2,000 in interest on the Class B notes. In 2016, the largest outstanding principal balance of the Class B notes was $510,000, and as of December 31, 2016, the outstanding principal balance of the Class B notes was zero. The effective interest rate of the Class B notes in 2016 was 1.19%.

In addition, SIS purchased an investment in the Class A3 notes of CCART 2013-A, a securitization Trust formed by us in 2013. Although CCART 2013-A is not a consolidated entity of the Company, we continue to service the assets of the associated trust. In 2016, SIS was paid $2,000 in interest on the Class A3 notes. In 2016, the largest outstanding principal balance of the Class A3 notes was $743,000, and as of December 31, 2016, the outstanding principal balance of the Class A3 notes was zero. The effective interest rate of the Class A3 notes in 2016 was 0.91%.

SIS also serves as co-manager on certain of our securitizations. Amounts paid to SIS as co-manager for the year ended December 31, 2016 totaled $1.1 million. The payments to SIS as co-manager of our securitizations were made in the ordinary course of business and on substantially the same terms as other co-managers of our securitizations.

We have entered into interest rate swaps and caps with Santander and its affiliates with a notional value of approximately $7.3 billion as of December 31, 2016. Interest expense on these agreements includes amounts totaling $16.1 million for the year ended December 31, 2016.

We are party to a Master Services Agreement with a company in which we have a cost method investment and hold a warrant to increase our ownership if certain vesting conditions are satisfied. The Master Services Agreement enables us to review credit applications of retail store customers. We began reviewing applications under terms of this Agreement on October 24, 2013. We did not originate any loans in 2016 under this agreement and, effective August 17, 2016, we ceased funding new originations from all of the retailers for which we review credit applications under this agreement.

Under an agreement with Mr. Dundon, we are provided access to a suite at an event center that is leased by Mr. Dundon, and which we use for business purposes. We reimburse Mr. Dundon for the use of this space on a periodic basis. In 2016, we reimbursed Mr. Dundon $200,000 for the use of this space.

Two of the funds that invested in Sponsor Auto, CCP II Auto Holdings LLC and KKR 2006 Auto Holdings I LLC, also were the equity investors in two LLCs that were formed in 2011 and were consolidated in our financial statements due to our being the primary beneficiary of the entities. On August 30, 2013, the funds abandoned their interests in the entities, resulting in our having full ownership of the entities, which continue to be consolidated in our financial statements. Each fund’s investment in each LLC was $5,000. At the time the LLCs were formed, we entered into indemnification agreements with each of the funds whereby we reimbursed the funds, on a grossed-up basis, for all taxes they incurred related to their investments in the LLCs. Payments under these indemnification agreements have totaled $28.1 million, all of which was paid during the year ended December 31, 2012. In 2016, we recovered $940,000 of the reimbursed amounts as a result of tax refunds to the funds. At December 31, 2016, we had a receivable of $4.2 million, representing the remaining amount of the indemnification payments that we expect to recover as the funds receive additional tax refunds. Additionally, one of the funds served as the managing member of the VIEs until the abandonment.

On October 21, 2013, we entered into a lease for approximately 373,000 square feet at a property that now serves as our corporate headquarters, and in which property Mr. Kulas and Mr. Dundon have a minority equity investment. As of December 31, 2016, future minimum lease payments over the remainder of the 12-year term of the lease, which extends through 2026, total approximately $69.0 million. For 2016, we incurred $4.9 million in lease expenses on this property.

Stock Ownership Information

The following table provides information regarding the beneficial ownership of our Common Stock as of March 31, 2017 (unless otherwise noted) by: (i) each person known to beneficially own more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our NEOs; and (iv) all current directors and executive officers as a group.

For purposes of this table, “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options, or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16.

To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based upon 359,394,898 shares of Common Stock outstanding as of March 31, 2017. Number of shares held by beneficial owners of more than 5% of our Common Stock are as of the date of the applicable SEC filings made by those owners (unless otherwise noted), however, percentages have been recalculated as of March 31, 2017.

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ADDITIONAL GOVERNANCE INFORMATION - STOCK OWNERSHIP INFORMATION

NAME OF BENEFICIAL OWNER	SHARES OWNED
	NUMBER	PERCENTAGE
Beneficial owners of 5% or more of our Common Stock:
Thomas G. Dundon(1)(2)	41,838,031	11.6	4%
Santander Holdings USA, Inc.(2)(3)	210,995,049	58.7	1%
Wellington Management Group LLP(4)	23,209,017	6.4	6%
Directors and Named Executive Officers:
Jason A. Kulas(5)	962,855		*
Ismail Dawood	36,949		*
Richard Morrin(6)	184,298		*
Christopher Pfirrman(7)	23,306		*
Kalyan Seshan(8)	30,710		*
José Doncel	—		*
Stephen A. Ferriss(9)	8,691		*
Brian Gunn	—		*
Victor Hill	—		*
Edith E. Holiday	—		*
Mark P. Hurley	—		*
Javier Maldonado	—		*
Robert J. McCarthy	2,271		*
William F. Muir	—		*
Scott Powell	—		*
William Rainer	2,271		*
All executive officers and directors as a group (19 persons)	1,286,787		*

*	Less than 1% of the outstanding beneficial ownership

(1)	This information is based solely on the Schedule 13G filed on February 17, 2016 by our former director and CEO, Thomas G. Dundon, 2100 Ross Avenue, Suite 800, Dallas, Texas 75201. Includes 323,176 shares of restricted stock and 6,847,379 stock options that are currently exercisable or exercised subject to required regulatory approval, over which Mr. Dundon has sole voting and dispositive power. Further includes 34,598,506 shares owned by DDFS LLC, a Delaware limited liability company solely owned by Mr. Dundon, over which Mr. Dundon and DDFS LLC have shared voting and dispositive power.

(2)	DDFS (see Note 1) and SHUSA (which collectively owned 245,593,555 shares, or 68.34% of our outstanding Common Stock as of March 31, 2017) are parties to the Shareholders Agreement, which provides certain Board nomination rights to SHUSA and certain voting obligations in connection with those rights. Due to these Board nomination rights and voting obligations, each of DDFS and SHUSA may be deemed to beneficially own all shares beneficially owned by each other party which are subject to such voting obligations. Pursuant to the Separation Agreement, SHUSA was deemed to have delivered as of July 3, 2015 an irrevocable notice to exercise a call option with respect to all the shares of our Common Stock owned by DDFS and consummate the Call Transaction, subject to the receipt of required bank regulatory approvals and any other approvals required by law. The table does not reflect shares which may be deemed to be beneficially owned by DDFS or SHUSA solely by virtue of the Shareholders Agreement or the consummation of the Call Transaction. 29,598,506 shares owned by DDFS are pledged as security for a line of credit extended to DDFS by an affiliate of Santander. For more information, please see “Related Party Transactions—Shareholders Agreement—Put and Call Rights” in this Proxy Statement.

(3)	Represents shares owned by SHUSA, 75 State Street, Boston, Massachusetts 02109, a wholly owned subsidiary of Santander.

(4)	This information is based solely on the Schedule 13G filed on February 09, 2017, by Wellington Management Group LLP (“Wellington”). Wellington, an investment adviser and parent holding company, reported that it had shared voting power with respect to 20,207,263 of such shares and shared dispositive power with respect to 23,209,017 shares. Wellington reported that its clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, all such shares owned of record by such clients. The address of Wellington’s principal business office is Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(5)	Includes 736,973 shares of Common Stock that Mr. Kulas has the right to acquire within 60 days upon the exercise of stock options or the vesting of RSUs.

(6)	Includes 147,981 shares of Common Stock that Mr. Morrin has the right to acquire within 60 days upon the exercise of stock options or the vesting of RSUs.

(7)	Includes 2,595 shares of Common Stock that Mr. Pfirrman has the right to acquire within 60 days upon the exercise of stock options or the vesting of RSUs.

(8)	Includes 11,117 shares of Common Stock that Mr. Seshan has the right to acquire within 60 days upon the exercise of stock options or the vesting of RSUs.

(9)	Includes 5,207 shares of Common Stock that Mr. Ferriss has the right to acquire within 60 days upon the exercise of stock options or the vesting of RSUs.

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OTHER GOVERNANCE INFORMATION

Other Governance Information

Code of Conduct and Ethics

We have adopted our Business Conduct Statement as our Code of Conduct and Ethics applicable to all officers, directors and employees. The Business Conduct Statement is publicly available on our website at http://investors.santanderconsumerusa.com.

Corporate Governance Guidelines

In performing its role, the Board is guided by our Corporate Governance Guidelines, which establish a framework for the governance of the Board and the management of our Company. The guidelines were adopted by the Board and reflect regulatory requirements and broadly recognized governance best practices, including the NYSE corporate governance listing standards. They are reviewed regularly and updated as appropriate. The full text can be found on our website at http://investors.santanderconsumerusa.com.

Director Attendance

During 2016, the Board held 21 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he or she served, except for Mr. Maldonado, who attended 44% of the meetings of the Board and committees of the Board on which he served. The outside directors met regularly in executive sessions, with our independent Chairman of the Board chairing the sessions of outside directors. We encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting. None of our incumbent directors attended our 2016 Annual Meeting, except for Mr. Kulas.

Communication with Directors

Stockholders or other interested parties desiring to communicate with the Board, with our non-management directors, with our Chairman of the Board or the chair of any of the Board committees or with any individual director may do so in writing to Santander Consumer USA Holdings Inc., Attn: (Name of Board Member(s)), c/o Office of the Secretary, 1601 Elm Street, Suite 800, Dallas, Texas 75201, or by e-mail c/o the Office of the Secretary at corporate.secretary@santanderconsumerusa.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our Common Stock to file reports with the SEC with respect to their ownership of Common Stock. Directors, executive officers and persons owning more than 10% of our Common Stock are required to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and any written representations from reporting persons that no other reports were required of those persons, we believe that during 2016 all such reports required to be filed by our directors, executive officers and beneficial owners of more than 10% of our Common Stock were filed, except for an inadvertent failure to file an initial statement of beneficial ownership upon Mr. Hurley’s appointment to the Board in April 2016.

SC 2017 Proxy Statement	53

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1. How does the Board recommend that I vote on matters to be considered at the Annual Meeting?

The Board recommends that you vote as follows:

AGENDA ITEM	DESCRIPTION	BOARD RECOMMENDATION
1	Election of Directors	FOR ALL
2	Ratification of PwC as the Company’s independent registered public accounting firm for 2017	FOR

2. Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on April 13, 2017, which the Board of Directors has set as the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 359,418,551 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and our shares of Common Stock were held by approximately 20 stockholders of record. Each stockholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

3. What constitutes quorum at the Annual Meeting?

The presence, in person or by proxy, of a majority of the votes entitled to be cast on a matter to be voted on at the Annual Meeting constitutes a quorum for action on that matter. The shares of Common Stock represented by properly executed proxy cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

4. How do I vote without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone or by mail. Instructions are on the proxy card or instruction card. The proxy holders will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

If you are a stockholder of record on the record date, then your proxy must be received no later than 5:00 p.m., Eastern Time on June 11, 2017 to be counted. If you are the beneficial owner of your shares held through a broker, trustee or other nominee, please follow the instructions of your broker, trustee or other nominee in determining the deadline for submitting your proxy.

5. How can I revoke my proxy?

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

6. What is the difference between a “stockholder of record” and a “beneficial” stockholder of shares held in street name?

If your shares are owned directly in your name in an account with our transfer agent, Computershare, you are considered the “stockholder of record” of those shares in your account.

If your shares are held in an account with a broker, bank, or other nominee as custodian on your behalf, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker, bank, or other nominee is considered the stockholder of record for those shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the shares in your account.

7. How will you treat my voting instructions?

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and sign and return a proxy card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of the Board. The Board recommends (1) a vote for the election of all director nominees and (2) a vote for the ratification of the appointment of PwC as our independent registered public accounting firm. In the event that any director nominee is unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board may select.

The persons identified as having the authority to vote the proxies granted by the proxy card will also have discretionary authority to vote, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board is not aware of

54	SC 2017 Proxy Statement

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any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

As a beneficial stockholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee to ensure your shares are voted the way you would like. If you do not provide voting instructions to your broker, bank, or other nominee, whether your shares can be voted on your behalf depends on the type of item being considered for vote. Under NYSE rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters. Therefore, your broker may vote on Item No. 2 (Ratification of the Appointment of PwC as our Independent Registered Public Accounting Firm for 2017) even if you do not provide voting instructions, because it is considered a routine matter. Your broker is not permitted to vote on the other Agenda Items if you do not provide voting instructions, because those items involve matters that are considered non-routine.

8. What is a broker non-vote?

If your broker does not receive instructions from you on how to vote your shares and does not have discretion to vote on a proposal because it is a non-routine matter, the broker may return the proxy without voting on that proposal. This is known as a “broker non-vote.” A broker non-vote is deemed as not entitled to vote at the meeting with regard to a proposal so that it does not have any effect on the outcome of a vote.

9. What are the voting requirements to elect directors and to approve each of the proposals?

At the Annual Meeting, stockholders will consider and act upon (1) the election of 12 directors (2) the ratification of the appointment of our independent registered public accounting firm and (3) such other business as may properly come before the Annual Meeting.

Our Third Amended and Restated Bylaws (the “Bylaws”) provide that directors are elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular seat on the Board is elected for that seat. Only votes actually cast will be counted for purposes of determining whether a director nominee received the most votes for a particular seat on the Board. Abstentions and the withholding of authority by a stockholder (including broker non-votes) as to the election of directors (Proposal 1) are not treated as votes “cast” and thus have no effect on the results of the election.

Under our Bylaws, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) must be approved by the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. A broker non-vote is deemed as not entitled to vote at the meeting with regard to a proposal so that it does not have any effect on the outcome of Proposal 2. Abstentions will be treated as votes against Proposal 2.

As of March 31, 2017, our directors and executive officers beneficially owned 1,286,787 shares of Common Stock eligible to be voted at the Annual Meeting, constituting approximately 0.36% of the outstanding Common Stock. In addition, SHUSA, our controlling stockholder and a subsidiary of Santander, owns 210,995,049 shares of Common Stock, constituting approximately 58.71% of the outstanding Common Stock eligible to be voted. We believe that our directors, executive officers and SHUSA will vote all of their shares of Common Stock in favor of the election of each of the director nominees and in favor of Proposal 2, and therefore, the outcome of these matters is reasonably assured.

10. What is “householding” and how does it affect me?

If you and other persons in your household own shares of our Common Stock as the beneficial owner, your broker or bank may have given notice that your household will receive only one copy of our annual report and proxy statement. This practice is known as “householding.” Unless you responded to that notice that you did not wish to participate in householding, you would be deemed to have consented to participating, and only one copy of our annual report and Proxy Statement would be sent to your address (however, each stockholder would continue to receive a separate proxy card). This procedure reduces our printing costs and postage fees.

Any stockholder who wishes to receive his or her own set of our annual reports and proxy statements, or who shares an address with another stockholder of the Company and together would like to receive only one set of annual disclosure documents, should contact us at 1601 Elm St., Suite 800, Dallas, Texas 75201 Attention: Corporate Secretary, being sure to supply the names of all stockholders at the same address, the name of the bank or brokerage firm, and the account number(s). You can also reach us at (214) 634-1110. The revocation of consent to householding should be effective 30 days after the notice is received.

Annual Meeting Information

11. Are there any other matters to be voted upon at the Annual Meeting?

We do not know of any matters to be voted on by stockholders at the Annual Meeting other than those included in this Proxy Statement. Your executed proxy gives the proxy holders authority to vote your shares in accordance with its best judgment with respect to any other matter that may properly come before the stockholders at the Annual Meeting in accordance with Rule 14a-4(c) of the SEC’s proxy rules, and the proxy holders intend to exercise its judgment accordingly in such circumstances.

12. How can I vote in person at the Annual Meeting?

Shares held in your name as the stockholder of record on the record date may be voted in person at the Annual Meeting.

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QUESTIONS AND ANSWERS

Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

13. How can I attend the Annual Meeting?

To attend the Annual Meeting, you must be a holder of our Common Stock as of the record date of April 13, 2017, and request an admission ticket in advance by following the instructions below.

If your shares are owned directly in your name in an account with Computershare, our stock transfer agent, you must provide your name and address as shown on your account or voting materials with your admission ticket request. If you hold your shares in an account with a broker, bank, or other nominee, you must include proof of your stock ownership, such as a copy of the portion of your Notice or proxy card that shows your name and address or a letter from your broker, bank, or other nominee confirming your stock ownership as of April 13, 2017. The e-mail notification received with electronic delivery of proxy materials is not sufficient proof of stock ownership.

Please send your Annual Meeting admission ticket request and proof of stock ownership as described above to the Office of the Secretary by one of the following methods:

Email:	corporate.secretary@santanderconsumerusa.com

Mail:	Santander Consumer USA Holdings Inc.
Office of the Corporate Secretary
1601 Elm Street, Suite 800
Dallas, Texas 75201

Ticket requests must be received no later than June 5, 2017. Please include your mailing address as well as your e-mail address or telephone number in your email or mail communication in case we need to contact you regarding your ticket request. You will receive your admission ticket by mail. On the day of the meeting, each stockholder must have an admission ticket to enter the meeting. Along with the admission ticket, each stockholder will be required to present a form of government-issued photo identification, such as a driver’s license or passport. The admission ticket is not transferable.

Large bags, backpacks and packages, suitcases, briefcases, personal communication devices (e.g., cell phones, smartphones, and tablets), cameras, recording equipment, and other electronic devices will not be permitted in the meeting, and attendees will be subject to a security inspection.

Stockholder Proposals and Company Information

14. How can I submit a stockholder proposal for the 2018 Annual Meeting?

Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2018 proxy statement and acted upon at our 2018 Annual Stockholder Meeting (the “2018 Annual Meeting”) must be received by us at our executive offices at 1601 Elm St., Suite 800, Dallas, Texas 75201, Attention: Office of the Secretary, no later than 120 calendar days before the one-year anniversary of the date of our proxy statement released to stockholders in connection with the 2017 Annual Meeting. As a result, any notice given by a stockholder pursuant to SEC Rule 14a-8) must be received no earlier than February 12, 2018 and no later than March 14, 2018. If, however, the 2018 Annual Meeting takes place more than 30 days before or after June 12, 2018, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2018 proxy statement and acted upon at our 2018 Annual Meeting shall be a date that we determine to be a reasonable time before we begin to print and send our Proxy Materials. In this event, we will disclose this deadline in a public filing with the SEC.

Stockholder proposals submitted for consideration at the 2018 Annual Meeting but not submitted pursuant to SEC Rule 14a-8, including stockholder nominations for candidates for election as directors, generally must be delivered to the Secretary at our executive offices not later than 90 days or earlier than 120 days before the first anniversary of the date of the 2017 Annual Meeting. As a result, any notice given by a stockholder pursuant to the provisions of our Bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no earlier than February 12, 2018 and no later than March 14, 2018. However, if the date of the 2018 Annual Meeting occurs more than 30 days before or more than 60 days after June 12, 2018, notice by the stockholder of a proposal must be delivered no earlier than the close of business on the 120th day prior to the date of such Annual Meeting and no later than the close of business on the 90th day prior to the date of such Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which we first make a public announcement of the date of the Annual Meeting. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws. The chairman of the Annual Meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with our Bylaws. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of our Bylaws, the persons named as proxies will be allowed to use their discretionary voting authority to vote on any such proposal or nomination as they determine appropriate if and when the matter is raised at the Annual Meeting.

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15. Who pays for this proxy solicitation?

Proxies will be solicited from our stockholders by mail and through the Internet. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may engage a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile or mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

16. How can I obtain a copy of the Annual Report on Form 10-K?

Upon written request, we will provide to you by mail a free copy of our Annual Report on Form 10-K (including financial statements and financial statement schedules) for the fiscal year ended December 31, 2016. Please direct your request to 1601 Elm St., Suite 800, Dallas, Texas 75201 Attention: Corporate Secretary. The Annual Report on Form 10-K may also be accessed on our website at http://investors.santanderconsumerusa.com.

By Order of the Board of Directors,

Christopher Pfirrman

Chief Legal Officer, General Counsel and Corporate Secretary

SC 2017 Proxy Statement	57

CHRYSLER CAPITAL RoadLoans.com
1601 Elm St. Suite 800 Dallas, Texas 75201 | 214.634.1110

ANNUAL MEETING OF SANTANDER CONSUMER USA HOLDINGS INC.

Date: June 12, 2017
Time: 3:00 P.M. (Local Time)
Place: 1601 Elm Street, Suite 800, Dallas, TX 75201
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR proposals 1 and 2.
1:	Election of Directors				Directors Recommend ä
		For		Withhold
	01 José Doncel	☐		☐	For
	02 Stephen A. Ferriss	☐		☐	For
	03 Brian Gunn	☐		☐	For
	04 Victor Hill	☐		☐	For
	05 Edith E. Holiday	☐		☐	For
	06 Mark P. Hurley	☐		☐	For
	07 Jason A. Kulas	☐		☐	For
	08 Javier Maldonado	☐		☐	For
	09 Robert J. McCarthy	☐		☐	For
	10 William F. Muir	☐		☐	For
	11 Scott Powell	☐		☐	For
	12 William Rainer	☐		☐	For
2:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.	For ☐	Against ☐	Abstain ☐	For
3:

Includes authorization to vote upon any business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, in accordance with the terms of our Third Amended and Restated Bylaws.

Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here	Please Date Above

	Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Santander Consumer USA Holdings Inc. to be held on Monday, June 12, 2017 for Holders as of April 13, 2017 This proxy is being solicited on behalf of the Board of Directors
INTERNET Go To www.proxypush.com/sc	VOTE BY:	TELEPHONE 855-782-8499

• Cast your vote online.		OR	•	Use any touch-tone telephone.
• View Meeting Documents.			•	Have your Proxy Card/Voting Instruction Form ready.
		MAIL	•	Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Jason A. Kulas and Christopher Pfirrman, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Santander Consumer USA Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED TO VOTE UPON ANY BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, IN ACCORDANCE WITH THE TERMS OF OUR THIRD AMENDED AND RESTATED BYLAWS.

All votes must be received by 5:00 P.M., Eastern Time, June 11, 2017.

PROXY TABULATOR FOR
SANTANDER CONSUMER USA HOLDINGS INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Santander Consumer USA Holdings Inc.
Annual Meeting of Stockholders
June 12, 2017 3:00 P.M. (Local Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Jason A. Kulas and Christopher Pfirrman (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Santander Consumer USA Holdings Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Santander Consumer USA Holdings Inc., at 1601 Elm Street, Suite 800, Dallas, Texas 75201, on June 12, 2017 at 3:00 P.M. (Local Time) and all adjournments or postponements thereof.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director, and “FOR” proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.